AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 17, 2020

GATSBY DIGITAL, INC.

28 Liberty St, New York, NY 10005

(203) 842-9729

www.trygatsby.com

UP TO 5,434,782 SHARES OF SERIES A PREFERRED STOCK

UP TO 5,434,782 SHARES OF COMMON STOCK INTO WHICH THE SERIES A PREFERRED STOCK MAY CONVERT

PRICE: $0.92 PER SHARE

MINIMUM INVESTMENT: $999.12

SEEDINVEST AUTO INVEST MINIMUM: $199.64

SEE “SECURITIES BEING OFFERED” AT PAGE 34

Holders of our Series A Preferred Stock have limited voting rights compared to holders of our Common Stock pursuant to the investors rights agreement that investors must enter into in order to invest in this offering. For instance, holders of our Series A Preferred Stock must vote to elect two (2) directors designated by the Company’s founders, and (1) director designated by a significant shareholder of the Company, whereas the holders of our Common Stock have no requirement to vote for such designees. In addition, investors in this offering will be granting the Chief Executive Officer of the Company a proxy to vote all of such investor’s shares of stock in the event such an investor fails to vote. See “Securities Being Offered” at page 34 for more information on the rights of our Series A Preferred Stock.

The Series A Preferred Stock is subject to restrictions on transferability pursuant to the provisions in the Company’s Amended and Restated Bylaws. See “Securities Being Offered” on page 34 for more information on these restrictions.

	Price to Public	Underwriting discount and commissions*	Proceeds to issuer**
Per share	$$0.92	$$0.08	$$0.84
Total Minimum	$1,000,000	$85,000	$915,000
Total Maximum	$5,000,000	$425,000	$4,575,000

The Series A Preferred Stock is convertible into Common Stock either at the discretion of the investor or automatically upon the occurrence of certain events, like the closing of the sale the Common Stock in an initial public offering or the vote of the majority of the holders of the Series A Preferred Stock to effect such conversion. The total number of shares of Common Stock into which the Series A Preferred Stock may be converted will be determined by dividing the original issue price per share of the Series A Preferred Stock by the conversion price per share of the Series A Preferred Stock. See “Securities Being Offered” at page 34 for additional details.

* The Company has engaged SI Securities, LLC to serve as its sole and exclusive placement agent to assist in the placement of its securities. The Company will pay SI Securities, LLC in accordance with the terms of the Issuer Agreement between the Company and SI Securities, LLC, a copy of which is filed as an exhibit to the Offering Statement of which this Offering Circular is a part. If the placement agent identifies all the investors and the maximum amount of shares is sold, the maximum amount the Company would pay SI Securities, LLC is $425,000.

** This does not include transaction fees paid directly to SI Securities, LLC by investors. See “Plan of Distribution and Selling Securityholders” for details of compensation and transaction fees to be paid to the placement agent on page 13.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $65,000, not including commissions or state filing fees.

The Company is selling shares of Series A Preferred Stock.

The Company has engaged The Bryn Mawr Trust Company of Delaware as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and assuming we sell a minimum of $1,000,000 in shares, may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares to investors.  This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering is being conducted on a best-efforts basis. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTING IN THE SERIES A PREFERRED STOCK OF GATSBY DIGITAL, INC. IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE SERIES A PREFERRED STOCK OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately                              , 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

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In this Offering Circular, the term “Gatsby Digital”, “Gatsby” “we”, “us”, “our” or “the Company” refers to Gatsby Digital, Inc. and its subsidiary on a consolidated basis.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Overview

Gatsby Digital, Inc. is the owner and creator of “Gatsby” – a simple, commissions-free, easy-to-use options trading platform focused on making options trading accessible to everyone (the “Gatsby Platform”). The Gatsby Platform makes options trading straightforward by removing the commissions and the jargon that has historically made options trading a dauting task for newcomers. The Gatsby Platform, available for free download as a mobile app, allows users to trade options alongside their friends, earn “Gatsby Rewards” points on every trade, and track breaking news and important alerts. While the Gatsby Platform is free to download, several transactional fees are charged to the user. These include the OCC (Options Clearing Corporation) fee of $0.05 per options contract, the aggregate Options Regulatory Fee (ORF Fee) of $0.04 per contract payable to the applicable exchange where the order was executed, a FINRA Trading Activity Fee of $0.002 per contract and an SEC regulatory fee of $0.00207 per $100 of principal traded (on sells only), rounded to the nearest penny. These fees are memorialized on the Gatsby website (www.trygatsby.com/legal) on the “Commission & Fee Schedule” link, and are subject to change at the discretion of the respective bodies that charge these fees. Gatsby Digital, Inc. was incorporated under the laws of the State of Delaware on February 8, 2018. Gatsby Securities, LLC, the Company’s wholly-owned subsidiary, was formed on January 22, 2019, and is a FINRA-licensed broker-dealer approved to facilitate customer self-directed retail stocks and options trading.

The Offering

Securities offered:	Maximum of 5,434,782 shares of Series A Preferred Stock

Minimum Investment:	1,086 shares, or $999.12. SeedInvest Auto Invest participants have a lower investment minimum of $199.64.

Securities outstanding before the Offering (as of October 1, 2020):

Common Stock	11,466,966 shares
Series Seed Preferred Stock	11,651,963 shares
Series A Preferred Stock	0 shares

Securities outstanding after the Offering:

Common Stock	11,466,966 shares
Series Seed Preferred Stock	11,651,963
Series A Preferred Stock	5,434,782

Implications of Being an Emerging Growth Company

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•

We are an early-stage company that has not yet generated revenues, has incurred operating losses in the past, expects to incur operating losses in the future, and may never achieve or maintain profitability.

•	Gatsby does not currently hold any issued patents, and there is no guarantee that we will ever be issued patents on future applications submitted to the USPTO.

•	We are subject to data protection requirements.

•	We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and the size and resources of some of our competitors may allow them to compete more effectively than we can.

•	We rely on third parties to provide services essential to the success of our business.

•	We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

•	The Company is controlled by its officers and directors.

•	In certain circumstances, investors will not have dissenters’ rights

•	Investors in this offering must vote their shares to approve of certain future events, including our sale.

•	This investment is illiquid.

•	The auditor included a “going concern” note in its audit report.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and investors’ rights agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently more risky than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Company

We have a limited operating history upon which you can evaluate our performance, and have not yet generated revenues or profits. Accordingly, our prospects must be considered in light of the risks that any new company encounters. The Company was incorporated under the laws of the State of Delaware on February 8, 2018, and we have not yet generated revenue or profits. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and platform. We anticipate that our operating expenses will increase in the near future, and there is no assurance that we will generate revenue or become profitable in the near future. You should consider our business, operations and prospects in light of the risks, expenses and challenges faced as an emerging growth company.

The auditor included a “going concern” note in its audit report. We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds through this offering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

We anticipate initially sustaining operating losses. It is anticipated that we will initially sustain operating losses. Our ability to generate revenue and become profitable depends on the Company funding (through Gatsby Securities, LLC) a clearing deposit with a clearing broker (intended to be Apex Clearing, a SEC-registered and FINRA member clearing broker-dealer), which will then allow the Company to collect revenues generated by trade flow on the Gatsby Platform (which will be $0.50 per contract traded). There can be no assurance that this will occur. Unanticipated problems and expenses are often encountered in offering new products and services which may impact whether the Company is successful. Furthermore, we may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements or other unforeseen difficulties. There can be no assurance that we will ever become profitable. If the Company sustains losses over an extended period of time, it may be unable to continue in business.

Extensive regulation of our industry results in ongoing exposure to significant costs and penalties, enhanced oversight and restrictions and limitations on our ability to conduct and grow our business. The financial services industry, including our business, is subject to extensive regulation by governmental and self-regulatory organizations in the jurisdictions in which we operate. These regulators have broad powers to promulgate and interpret laws, rules and regulations that often serve to restrict or limit our business. The requirements imposed by these regulators are designed to safeguard the integrity of the financial markets and to protect public investors generally rather than the interests of our stockholders, and we could become subject to increased governmental and public scrutiny in the future in response to global conditions and events. The SEC, FINRA, and other authorities extensively regulate the U.S. financial services industry, including most of our operations in the United States.

Most aspects of our business, and in particular our wholly-owned subsidiary Gatsby Securities, LLC, a FINRA-licensed broker-dealer, are subject to laws, rules and regulations that cover all aspects of our business, including manner of operation, system integrity, anti-money laundering and financial crimes, handling of material non-public information, safeguarding data, capital requirements, reporting, record retention, market access, licensing of employees and the conduct of officers, employees and other associated persons. See “The Company’s Business — Regulation,” for a further description of the laws, rules and regulations that materially impact our business. There can be no assurance that we and/or our directors, officers and employees (including those of our subsidiary, as applicable) will be able to fully comply with these laws, rules and regulations. Any failure to comply with such legal and regulatory requirements could subject us to increased costs, fines, penalties or other sanctions, including suspensions of, or prohibitions on, certain of our activities, revocations of our subsidiary’s licenses or registrations, such as its membership in FINRA and registration as a broker-dealer, or suspension of personnel.

Gatsby Securities, LLC, our subsidiary, is subject to regulations under FINRA regarding changes in control of their ownership or organizational structure. These regulations generally provide that prior regulatory approval must be obtained in connection with any transaction resulting in a change in control or organizational structure of the subsidiary, such as changes in direct and indirect ownership or changes in the composition of the board of directors or similar body or the appointment of new officers, and, may include similar changes that occur at the Company or any of its stockholders that may be deemed to hold a controlling interest as defined by the applicable regulatory body. As a result of these regulations, our future efforts to sell shares or raise additional capital, or to make changes to our organizational structure, may be delayed or prohibited in circumstances in which such a transaction would give rise to a change in control or organizational structure as defined by the applicable regulatory body.

Our ability to operate our trading platform or offer our solutions in a particular jurisdiction is dependent on continued registration or authorization in that jurisdiction (or the maintenance of a valid exemption from such registration or authorization). In addition, regulatory approval may be required to expand certain of our operations and activities, and we may not be able to obtain the necessary regulatory approvals on a timely or cost-effective basis, or at all. Even if regulatory approvals are obtained, they may limit or impose restrictions on our operations and activities, and we may not be able to continue to comply with the terms of such approvals.

We incur significant costs, and will continue to devote significant financial and operational resources, to develop, implement and maintain policies, systems and processes to comply with our evolving legal and regulatory requirements. Future laws, rules and regulations, or adverse changes to, or more stringent enforcement of, existing laws, rules and regulations, could increase these costs and expose us to significant liabilities.

Our regulators generally require strict compliance with their laws, rules and regulations, and may investigate and enforce compliance and punish non-compliance. Many of our regulators, as well as other governmental authorities, are empowered to bring enforcement actions and to conduct administrative proceedings, examinations, inspections and investigations, which may result in increased compliance costs, penalties, fines, enhanced oversight, increased financial and capital requirements, additional restrictions or limitations, censure, suspension or other sanction, such as disgorgement, restitution or the revocation of regulatory approvals. The risks associated with such actions may be difficult to assess or quantify.

In the normal course of our business, we have been, and continue to be from time to time, a party to various regulatory proceedings related to compliance with applicable laws, rules and regulations, including audits, examinations and investigations of our operations and activities. Legal and regulatory actions, from subpoenas and other requests for information to potential criminal investigations, may divert management’s attention, cause us to incur significant expenses, including fees for legal representation and costs for remediation efforts, and result in fines, penalties or other sanctions. We may also be required to change or cease aspects of our operations or activities if a legal or regulatory authority determines that we have failed to comply with any laws, rules or regulations applicable to our business and/or otherwise determines to prohibit any of our operations or activities or revoke any of our approvals. In addition, regardless of the outcome, such actions may result in substantial costs and negative publicity, which may damage our reputation and impair our ability to attract and retain clients.

Firms in the financial services industry have experienced increased scrutiny in recent years, and penalties, fines and other sanctions sought by governmental and regulatory authorities, including the SEC, the CFTC, the Department of Justice, state securities administrators and state attorneys general in the United States. This trend toward a heightened regulatory oversight and enforcement environment is expected to continue for the foreseeable future, and may create uncertainty and may increase our exposure to scrutiny of our operations and activities, significant penalties and liability and negative publicity.

Our business could be materially adversely affected by new laws, rules or regulations or changes in existing laws, rules or regulations, including the interpretation and enforcement thereof. Our business is subject to extensive regulation. Governmental and regulatory authorities periodically review legislative and regulatory policies and initiatives, and may promulgate new or revised, or adopt changes in the interpretation and enforcement of existing, laws, rules and regulations at any time. Any such changes in laws, rules or regulations or in governmental policies could create additional regulatory exposure for our business, cause us to incur significant additional costs, require us to change or cease aspects of our business or restrict or limit our ability to grow our business, any of which could have a material adverse effect on our business, financial condition or results of operations. There have been in the past, and could be in the future, significant technological, operational and compliance costs associated with the obligations that derive from compliance with evolving laws, rules and regulations.

Changes in legislation and in the rules and regulations promulgated by U.S. domestic regulators, and how they are applied, often directly affect the method of operation and profitability of dealers and other financial services intermediaries, and could result in restrictions in the way conduct business. For example, various rules promulgated since the financial crisis, including under the Dodd-Frank Act, could adversely affect dealers’ ability to make markets in options, thereby negatively impacting the level of liquidity and pricing available on our trading platforms. Our business could also be affected by the monetary policies adopted by the Federal Reserve and foreign central banking authorities, which may affect the credit quality of our clients or increase the cost for our clients to trade options on our trading platform.

Furthermore,. Trading in options has been subject to extensive regulation in the past, and any future regulation could lead to a decline in trading in these markets, which could have a negative impact on our trading volumes and, as a result, our revenues.

We cannot predict how specific aspects of the regulatory developments described above may directly affect our business. Additional changes to the laws, rules and regulations that govern our business and operations, including changes to their interpretation, implementation or enforcement, may occur in the future, and we cannot know the extent to which any such changes will impact our business and operations. In addition, we cannot predict how current proposals that have not yet been finalized and/or that remain subject to ongoing debate will be implemented or in what form. We believe that uncertainty and potential delays around the final form of such new laws, rules and regulations may negatively impact our clients and trading volumes in the options market in which we transact. Additionally, unintended consequences of such new laws, rules and regulations may adversely affect our industry, our clients and us in ways yet to be determined. Any such legal and regulatory changes could affect us in substantial and unpredictable ways, and could have a material adverse effect on our business, financial condition and results of operations.

Our actual or perceived failure to comply with privacy, data protection and information security laws, rules, regulations and obligations could harm our business.

Certain types of information we collect, compile, store, use, transfer and/or publish are subject to numerous federal, state, local and foreign laws and regulations regarding privacy, data protection and information security These laws, rules and regulations govern the storing, sharing, use, processing, transfer, disclosure and protection of personal information and other content. The scope of these laws, rules and regulations are changing, subject to differing interpretations. We are also subject to the terms of our privacy policies and obligations to third parties related to applicable privacy, data protection and information security.

The regulatory framework for privacy, data protection and information security is uncertain, and is likely to remain uncertain for the foreseeable future, and we expect that there will continue to be new laws, rules regulations and industry standards concerning privacy, data protection and information security proposed and enacted in the jurisdictions in which we operate

Our efforts to comply with privacy, data protection and information security laws, rules and regulations could entail substantial expenses, may divert resources from other initiatives and could impact our ability to provide certain solutions. Additionally, if our third-party providers violate any of these laws or regulations, such violations may also put our operations at risk. Any failure or perceived failure by us to comply with any of our obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or negative publicity and could result in significant liability, increased costs or cause our clients to lose trust in us, which could have an adverse effect on our reputation and business.

Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, business, financial condition and results of operations. Our ability to comply with all applicable laws, rules and regulations is largely dependent on our establishment and maintenance of compliance and risk management programs, including audit and reporting systems, that can quickly adapt and respond, as well as our ability to attract and retain qualified compliance, audit, legal, cybersecurity and other compliance and risk management personnel. While we have policies and procedures in place, as well as third-party compliance firms engaged, to identify, monitor and manage our risks and regulatory obligations, we cannot assure you that ours our compliance firms’ policies and procedures will always be effective or that we will always be successful in monitoring or evaluating the risks to which we are or may be exposed. Our risk-management programs may prove to be ineffective because of their design, their implementation and maintenance or the lack of adequate, accurate or timely information. If our risk-management programs and efforts are ineffective, we could suffer losses that could have a material adverse effect on our financial condition and results of operations.

As part of our compliance and risk management programs, we must rely upon ours and our third-party compliance firms’ analysis of laws, rules, regulations and information regarding our industry, market, personnel, clients and other matters that are publicly available or otherwise accessible to us. That information may not in all cases be accurate, complete, up-to-date or properly analyzed. Furthermore, we rely on a combination of technical and human controls and supervision that are subject to error and potential failure, the challenges of which are exacerbated by the 24-hour-a-day, global nature of our business, which is subject to various legal and regulatory requirements of multiple jurisdictions that are constantly evolving and subject to change.

In case of non-compliance or alleged non-compliance with applicable laws, rules or regulations by us or third parties on which we may rely, we could be subject to regulatory investigations and proceedings that may be very expensive to defend against and may result in substantial fines and penalties or civil lawsuits, including by clients, for damages which can be significant. Any of these outcomes would adversely affect our reputation, financial condition and results of operations. Further, the implementation of new legislation or regulations, or changes in or unfavorable interpretations of existing legislation or regulations by courts or regulators, could require us to incur significant compliance costs and impede our ability to operate, expand and enhance our platforms and solutions as necessary to remain competitive and grow our business, which could materially adversely affect our business, financial condition and results of operations.

We are exposed to litigation risk. From time to time, we may be involved in various litigation matters and claims, including lawsuits regarding employment matters, breach of contract matters and other business and commercial matters. See “The Company’s Business — Litigation.” Many aspects of our business involve substantial risks of liability. These risks include, among others, disputes over terms of a trade and claims that a system failure or delay caused monetary loss to a client or that an unauthorized trade occurred. Currently, we do not carry insurance that may limit our risk of damages in some matters. As such, we may be at greater risk to experience uncovered losses, and we could incur significant legal expenses defending claims, even those without merit. Due to the uncertain nature of the litigation process, it is not possible to predict with certainty the outcome of any particular litigation matter or claim, and we could in the future incur judgments or enter into settlements that could have a material adverse effect on our business, financial condition and results of operations. The ultimate outcome of litigation matters and claims against us may require us to change or cease certain operations and may result in higher operating costs. An adverse resolution of any litigation matter or claim could cause damage to our reputation and could have a material adverse effect on our business, financial condition and results of operations.

Our reliance on our computer systems and software could expose us to great financial harm if any of our computer systems or software were subject to any material disruption or corruption. We rely significantly on our computer systems and software to receive and properly process internal and external data and utilize such data to generate orders and other messages. A disruption or corruption of the proper functioning of our computer systems or software could cause us to make erroneous trades, which could result in material losses. We cannot guarantee that our efforts to maintain competitive computer systems and software will be successful. Our computer systems and software may fail or be subject to bugs or other errors, resulting in service interruptions or other unintended consequences. If any of these risks materialize, they could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to protect our systems and network against cybersecurity breaches, or otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business. Our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in any of the following: unauthorized access to our systems; unauthorized access to and misappropriation of information or data, including confidential or proprietary information about ourselves, third parties with whom we do business or our proprietary systems; viruses, worms, spyware or other malware being placed in our systems; deletion or modification of client information; or a denial-of-service or other interruptions to our business operations. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate these attacks or to implement adequate preventative measures. While we have not suffered any material breach of our cybersecurity, any actual or perceived breach of our cybersecurity could damage our reputation, expose us to a risk of loss or litigation and possible liability, require us to expend significant capital and other resources to alleviate problems caused by such breaches and otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows.

Capacity constraints, systems failures, malfunctions and delays could harm our business. Our business activities are heavily dependent on the integrity and performance of the computer and communications systems supporting them. Our systems and operations are vulnerable to damage or interruption from human error, software bugs and errors, electronic and physical security breaches, natural disasters, power loss, utility or internet outages, computer viruses, intentional acts of vandalism, terrorism and other similar events. Extraordinary trading volumes or other events could cause our computer systems to operate in ways that we did not intend, at an unacceptably low speed or even fail. While we have invested significant amounts of capital to upgrade the capacity, reliability and scalability of our systems, there can be no assurance that our systems will always operate properly or be sufficient to handle such extraordinary trading volumes. Any disruption for any reason in the proper functioning or any corruption of our software or erroneous or corrupted data may cause us to make erroneous trades or suspend our services and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Although our systems and infrastructure are generally designed to accommodate additional growth without redesign or replacement; we may need to make significant investments in additional hardware and software to accommodate growth. Failure to make necessary expansions and upgrades to our systems and infrastructure could not only limit our growth and business prospects but could also cause substantial losses and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Since the timing and impact of disasters and disruptions are unpredictable, we may not be able to respond to actual events as they occur. Business disruptions can vary in their scope and significance and can affect one or more of our facilities. Further, the severity of the disruption can also vary from minimal to severe. Although we have employed significant effort to develop, implement and maintain reasonable disaster recovery and business continuity plans, we cannot guarantee that our systems will fully recover after a significant business disruption in a timely fashion or at all. If we are prevented from using any of our current trading operations, or if our business continuity operations do not work effectively, we may not have complete business continuity, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Failure or poor performance of third-party software, infrastructure or systems on which we rely could adversely affect our business. We depend on third parties to provide and maintain certain infrastructure that is critical to our business. For example, we rely on third parties to provide software, data center services and dedicated fiber optic, microwave, wireline and wireless communication infrastructure. This infrastructure may malfunction or fail due to events outside of our control, which could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. Any failure to maintain and renew our relationships with these third parties on commercially favorable terms, or to enter into similar relationships in the future, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We also rely on certain third-party software, third-party computer systems and third-party service providers, including clearing systems, exchange systems, alternate trading systems, order routing systems, internet service providers, communications facilities and other facilities. Any interruption in these third-party services or software, deterioration in their performance, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, or otherwise be disruptive to our business. If our arrangements with any third party are terminated, we may not be able to find an alternative source of software or systems support on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Gatsby Platform relies on a third-party clearing broker to function.

The Gatsby Platform’s technology consists of a mobile application that users can install on their phone, which communicates to Gatsby’s proprietary server application, which manages all customer information and trades on the Gatsby Platform. The server application is reliant on two third-party vendors to function – a market data provider, and a custodian for the Gatsby Platform. Currently, Apex Clearing acts as custodian for the Gatsby Platform, and provides information on customer accounts and balances. Both services need to be available for the Gatsby Platform to function properly. If either of these service providers were to fail to perform their services as required, the Gatsby Platform not be able to function during the outage, and our users would not be able to make trades on our platform. Such an event could result in significant harm to our reputation, especially as we are seeking to grow our user base. While Gatsby intends to engage a secondary (back up) market data provider to support the Gatsby Platform in the event of an outage, a secondary (backup) custodian is not possible, as the custodian holds all client securities on behalf of customers. As such, if our custodian were to experience technical difficulties or other issues that interrupt its ability to provide custodian services to us, the Gatsby Platform would not be able to function, and we would have no recourse other than to wait until our custodian resolves the issues on its end. Such an event could again cause harm to our reputation, which could ultimately affect our results of operations.

Our products may not gain market acceptance among our target customer demographic. Gatsby is focused on acquiring users for its platform that are new to options trading, but are familiar with other types of investing or trading (such as traders of cryptocurrency or penny stocks). A critical element in our commercialization strategy is to persuade this demographic to use our platform and engage in options trading. This demographic may be unwilling to change from the platforms they are currently using, or the types of trading they are engaging in currently. A number of factors may limit the market acceptance of our platform, including the following:

•	timing of market entry relative to competitive products;

•	extent of marketing efforts by us versus other companies – new or established; and

•	unfavorable publicity concerning our products or similar products.

Our inability to successfully commercialize our platform will have a material adverse effect on the value of your investment.

We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and is constantly evolving. New entrants to the market, existing competitor actions, or other changes in market dynamics could adversely impact us.

The level of competition in the brokerage industry is high, with multiple exceptionally large, well-capitalized competitors holding a majority share of the market, such as Charles Schwab and TD Ameritrade. Specifically, in the commission-free mobile platform brokerage market, platforms such as Robinhood and WeBull are significant players, holding a majority of the market. Many of the companies in the brokerage industry have longer operating histories, larger customer bases, significantly greater financial, technological, sales, marketing, and other resources than we do. Further, such companies will be able to respond more quickly than we can to new or changing opportunities, technologies, standards, or client requirements, more quickly develop new products or devote greater resources to the promotion and sale of their products and services than we can. Likewise, their greater capabilities in these areas may enable them to better withstand periodic downturns in the industry and compete more effectively on the basis of price and production. In addition, new companies may enter the markets in which we compete, further increasing competition in the video brokerage industry. If we are unable to effectively compete against current companies and/or new entrants in this space, or business will suffer.

Our company does not currently hold any patents on its products or technology. As of the date of this Offering, the Company has not been issued any patents. There is no guarantee that the Company will ever be issued patents on its products or technology. If we are unable to secure patents for our products and technology, other companies with greater resources may copy our technology and/or products, or improve upon them, putting us at a disadvantage to our competitors.

Our failure to attract and retain highly qualified personnel in the future could harm our business. As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, operations personnel, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

We rely on third party service providers. Our third party partners provide a variety of essential business functions, as well as regulatory compliance. In particular, transactions through the Gatsby Platform are currently supported by ViewTrade Securities, Inc., a SEC registered broker-dealer and member of FINRA, pursuant to a brokerage services agreement. It is possible that ViewTrade Securities, Inc. or some of these other third parties will fail to perform their services or will perform them in an unacceptable manner. If we encounter problems with one or more of these parties and they fail to perform to expectations, it could have a material adverse impact on the Company, such as regulatory enforcement and punishment by FINRA, the SEC, or other regulatory bodies.

Our future success is dependent on the continued service of our small management team. Gatsby is managed by three (3) directors and three (3) executive officers. Our success is dependent on their ability to manage all aspects of our business effectively. Because we are relying on our small management team, we lack certain business development resources that may hurt our ability to grow our business. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of our directors or officers.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses. In order to fund future growth and development, the Company will likely need to raise additional funds in the future by offering shares of its Common or Preferred Stock and/or other classes of equity, or debt that convert into shares of common or Preferred Stock, any of which offerings would dilute the ownership percentage of investors in this offering. See “Dilution.” Furthermore, if the Company raises capital through debt, the holders of our debt would have priority over holders of common and Preferred Stock and the Company may be required to accept terms that restrict its ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

The Company is controlled by its officers and directors.  The Company’s officers and directors as a group currently hold 78.49% of the Company’s Common Stock and 21.19% of the Company’s Series Seed Preferred Stock, representing the majority of the Company’s voting stock, and will continue to hold the majority of the Company’s voting stock at the conclusion of this Offering. Investors in this offering will not have the ability to control a vote by the stockholders or the board of directors.

Any valuation at this stage is difficult to assess. The valuation for this Offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

Certain data and information in this offering circular were obtained from third-party sources and were not independently verified by us. Management has relied on certain data and information that we obtained from various sources including industry information from government publications and publicly available third-party publications to assist management in forming its opinions and beliefs contained in this offering circular. We have not independently verified the data and information contained in such third-party publications and reports and we did not commission any such third party for collecting or providing the data used in this offering circular. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods we would have used. Further, none of these sources are incorporated by reference into this offering circular.

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company’s shares and investor demand for shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

On April 24, 2020, we entered into a Small Business Administration (“SBA”) loan under the Paycheck Protection Program (“PPP”) in the amount of $106,210 with Radius Bank, a member of the Federal Deposit Insurance Corporation. The loan will mature 2 years from the date it was issued (April 24, 2020) and will accrue interest at a rate of 1% per year. The Paycheck Protection Program Flexibility Act of 2020 authorized the Company to apply for forgiveness of the funds utilized over the course of 24 weeks so long as the full-time equivalent staffing level remains the same (or increases) and that at least 60% of the funds are utilized to pay payroll costs. The Company subsequently applied for loan forgiveness, and has received a preliminary opinion from Radius Bank that the Company is eligible for loan forgiveness in the amount of $86,573.28 on July 8, 2020. However, the Company has not yet been granted forgiveness of this amount, and the forgiveness will not granted until a final determination is made that the Company utilized the funds in accordance with defined loan forgiveness guidance issued by the government. As such, it is possible that the Company may have to repay the entire balance of this loan.

If we cannot raise sufficient funds, we will not succeed. We are offering shares of our Series A Preferred Stock in the amount of up to $5,000,000 in this Offering on a best-efforts basis and may not raise the complete amount. Even if the maximum amount is raised, we are likely to need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, the Company may not survive. If we raise a substantially lesser amount than the Maximum Raise, we will have to find other sources of funding for some of the plans outlined in “Use of Proceeds To Issuer”.

Risks Related to the Securities in this Offering

In certain circumstances investors will not have dissenters’ rights. The subscription agreement that investors will execute in connection with the offering contains a “drag-along” provision whereby investors agree to vote any shares they own in the same manner as the majority holders of our other classes of stock. Specifically, and without limitation, if the majority holders of our other classes of stock determine to sell the Company, depending on the nature of the transaction, investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests.

We have previously granted anti-dilution rights in the form of preemptive rights to certain holders of our Series Seed Preferred Stock. The effect of those rights is that at any time we intend to issue additional shares of our stock that would dilute those holders, they would first have the right to acquire additional shares to maintain their pro rata ownership. As a result, upon future issuances of stock by the Company, investors in this offering may experience more substantial dilution than other stockholders. See Exhibit 3.1 and “Securities Being Offered” for further information about the preemptive rights granted to certain holders of our Series Seed Preferred Stock.

This investment is illiquid. There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Although the Company intends to apply in the future for quotation of its Common Stock on an over-the-counter market, or similar, exchange, there are a number of requirements that the Company may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. You should assume that you may not be able to liquidate your investment for some time, or be able to pledge these shares as collateral.

You will need to keep records of your investment for tax purposes. As with all investments in securities, if you sell our Series A Preferred Stock at a profit or loss, you will probably need to pay tax on the long- or short-term capital gains that you realize, or apply the loss to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold our Series A Preferred Stock for you (and many brokers refuse to hold securities issued under Regulation A) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain or loss on any sales of the Series A Preferred Stock.

The value of your investment may be diluted if the Company issues additional options. A pool of unallocated options is typically reserved for future employees, which affects the fully-diluted pre-money valuation for this offering. The price per share of the Series A Preferred Stock has been calculated assuming a 5% post-money unallocated option pool, which may not account for all additional options the Company will issue after the offering and may not provide adequate protection against the dilution investors may face due to such additional issuances. Any option issuances by the Company over the 5% pool will lower the value of your shares.

Investors in this offering will receive stock that is subject to transfer restrictions. The Company’s Amended and Restated Bylaws contains provisions that (i) prohibits the sale or transfer of any shares of the Company’s capital stock by a stockholder without first obtaining the Company’s approval; and (ii) grants the Company a right of first refusal, whereby the Company has the option to purchase any shares proposed to be transferred or sold by a stockholder, in effect replacing the intended purchaser or transferee, so long as the Company matches the consideration the stockholder would have received for such sale or transfer. These provisions will limit your ability to access any liquidity following the purchase of these shares, as well as limit your freedom in choosing when and to whom you wish to sell your shares. As noted above, investors should intend to hold their securities for a significant period of time.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, the investors’ rights agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements. Investors in this offering will be bound by the subscription agreement and investors’ rights agreement both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York and to the jurisdiction of the United States District Court of the Southern District of New York, which governs the subscription agreement and investors’ rights agreement, and in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement and investors’ rights agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement and investors’ rights agreement.

If you bring a claim against the Company in connection with matters arising under either the investors’ rights agreement or the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the either of these agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or investors’ rights agreement with a jury trial. No condition, stipulation or provision of the subscription agreement or investors’ rights agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the Shares, including but not limited to the investors’ rights agreement or subscription agreement.

Investors in this offering will enter into an Investors’ Rights Agreement that will limit their voting rights compared to those of holders of our Common Stock. Investors in this offering will be required to enter into an investors’ rights agreement. Pursuant to this agreement, holders of Series A Preferred Stock agree to vote for two (2) directors designated by the founders of the Company, Ryan Belanger-Saleh and/or Jeff Myers, and one (1) director designated by SWS Holding Company, LLC, a shareholder of the Company, so long as it holds at least 7.5% of the outstanding shares of the Company’s Series Seed Preferred Stock. In addition, investors will grant the Chief Executive Officer of the Company a proxy to vote all of such investor’s shares of stock on behalf of such investor if such investor fails to vote (or attempts to vote, but does so improperly). These voting restrictions apply to all shares of capital stock of the Company that are owned or will be owned in by investors in this offering, including upon conversion of the Company’s Series A Preferred Stock into Common Stock. This proxy will be in effect until the effective date of any registration statement of the Company filed under the Securities Act relating to the registration by the Company for its own behalf of shares of its Common Stock on a registration statement on Form S-1 or S-3. Investors in this offering therefore will have no choice as to the election of three members of the Board of Directors of the Company – at least until the Company conducts an initial public offering of its Common Stock, as described above. Therefore, investors in this offering will very likely not be able to exert the same amount of control over the management of the Company as the holders of the Common Stock. See “Securities Being Offered” for more information on the voting rights of our Series A Preferred Stock.

The Investors’ Rights Agreement and Subscription Agreement also includes a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company. Our Investors’ Rights Agreement and subscription agreement include a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court of the Southern District of New York. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

The following table demonstrates the price that new investors are paying for their shares of our Series A Preferred Stock with the effective cash price paid by existing stockholders, including all outstanding stock options and identifying the effective cash price of previously converted instruments. The table presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to existing stockholders than just including such transactions for the last 12 months, which is what the Commission requires. The dilution disclosures contained in this section are based upon the instruments issued and outstanding as of October 1, 2020.

	Date Issued	Issued Shares	Potential Shares	Total Issued & Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Stock
Common Stock	2018	638,298 (1)		638,298	$0.03133
Common Stock	2018	8,670,000 (2)		8,670,000	$0.00001
Common Stock	2018	107,450 (3)		107,450	$0.00100
Common Stock	2019	1,330,000 (3)		1,330,000	$0.00200
Common Stock	2020	113,968 (4)		113,968	$0.02151
Series Seed Preferred Stock
Series Seed Preferred Stock	2020	1,891,320 (5)		1,891,320	$0.43013
Series Seed Preferred Stock	2020	79,072 (6)		79,072	$-
Series Seed Preferred Stock	2020	9,681,571 (7)		9,681,571	$0.35139
Warrants
Warrants Common Stock	2019		230,000 (8)	230,000	$0.01000
Options
Stock Options	2020	607,250 (9)	539,304	1,146,554	$0.00200

Total Common Share Equivalents		23,118,929	769,304	23,888,233	$0.17758
Investors in this Offering, assuming $1,000,000 million raised		1,086,956		1,086,956	$0.92000
Total after inclusion of this Offering, assuming $1,000,000 raised		24,205,885	769,304	24,975,189	$0.16985
Investors in this Offering, assuming $5,000,000 million raised		5,434,782		5,434,782	$0.92000
Total after inclusion of this Offering , assuming $5,000,000 million raised		28,553,711	769,304	29,323,015	$0.14467

(1)	During the year ended December 31, 2018, the Company sold 638,298 shares of common stock for gross proceeds of $20,000.
(2)	Upon Inception, the Company issued 10,000,000 Common shares to its founders for $0.00001 per share. Of these, 1,330,000 was returned to the Company in 2019 for no consideration; and was issued to a service provider as described below.
(3)	During the years ended December 31, 2019 and 2018, the Company issued 1,330,000 and 107,450 shares of common stock for services, recognizing stock-based compensation of $2,660, and $107, respectively.
(4)	Certain of the Company’s shareholders previously had agreements with anti-dilution provisions. Additional shares were issued to these shareholders in accordance with these provisions. All such agreements with anti-dilution provisions are no longer in effect.
(5)	Starting in March 2020, the Company commenced a Regulation D offering for the sale of Series Seed Preferred Stock. The Company raised approximately $670,000 through the sale of 1,673,928 shares as of December 31, 2019. Subsequently, the Company sold an additional 217,392 shares for $100,000.
(6)	In connection with two of the Company’s prior Regulation D offerings, the Company also issued an aggregate of 79,072 shares of Series Seed Preferred Stock to SI Securities, LLC as compensation for acting as a funding intermediary.
(7)	Represents (i) shares issued from Note conversions in March 2020, totaling approximately $2,340,000 and interest thereon, resulting in the issuance of 9,638,093 shares; and (ii) shares issued from conversion of SAFEs totaling $20,000 resulting in the issuance of 43,478 shares in March 2020.
(8)	Represents shares issuable pursuant to Warrants granted to Apex Clearing in connection with a clearing agreement between Gatsby Securities, LLC and Apex Clearing.
(9)	Represents a February 2020 Stock Options exercise by a greater than 10% holder of the Company’s Common Stock.

Another way to look at dilution is by evaluating the dilution that new investors will experience upon investment in the Company based on the net tangible book value of the Company compared to existing holders of our securities. Because this calculation is based on the net tangible assets of the Company, we are calculating based our audited net tangible book value of $(1,331,286) as of December 31, 2019. Note, this evaluation is limited because it does not include shares of our capital stock issued in 2020 to maintain consistency with the audited net tangible book value as of December 31, 2019. Our issuances in 2020 include 721,218 shares of our Common Stock and 11,651,963 shares of our Series Seed Preferred Stock following both direct issuances and conversion of convertible instruments. These issuances increased our outstanding shares from 10,745,748 to 23,118,929.

The offering costs assumed in the following table includes up to $425,000 in commissions to SI Securities, LLC, as well as $65,000 in fixed legal, Edgarization, and accounting fees incurred for this offering.

This table presents three scenarios for the convenience of the reader: a $1,000,000 raise from this offering (the minimum offering), a 2,500,000 raise from this offering, and a fully subscribed $5,000,000 raise from this offering (the maximum offering).

	$1,000,000 Raise	$2,500,000 Million Raise	$5,000,000 Million Raise
Price per Share	$0.92	$0.92	$0.92
Shares Issued	1,086,957	2,717,391	5,434,800
Capital Raised	$1,000,000	$2,500,000	$5,000,016
Less: Offering Costs	$150,000	$277,500	$490,000
Net Offering Proceeds	$850,000	$2,222,500	$4,510,015
Net Tangible Book Value Pre-financing	$(1,331,286)	$(1,331,286)	$(1,331,286)
Net Tangible Book Value Post-financing	$(481,286)	$891,214	$3,178,729

Shares of Common Stock issued and outstanding pre-financing (as of Dec. 31, 2019) (1)	10,745,748	10,745,748	10,745,748

Total Post-Financing Shares Issued and Outstanding	11,832,705	13,463,139	16,180,548

Net tangible book value per share prior to offering	$(0.124)	$(0.124)	$(0.124)
Increase/(Decrease) per share attributable to new investors	$0.083	$0.190	$0.320
Net tangible book value per share after offering	$(0.041)	$0.066	$0.196
Dilution per share to new investors ($)	$0.961	$0.854	$0.724
Dilution per share to new investors (%)	104.42%	92.80%	78.65%

(1)	Does not include shares issuable pursuant to the Company’s 2019 Equity Incentive Plan. Also does not include any shares issued in 2020, which includes 721,218 shares of Common Stock and 11,651,963 shares of Series Seed Preferred Stock issued.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round”, meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2017 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2018 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the Company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering a minimum of 1,086,956 (representing $1,000,000 in proceeds) and up to 5,434,782 (representing $5,000,000 in proceeds) of per share. The minimum investment is 1,086 shares, or $999.12. SeedInvest Auto Invest participants have a lower investment minimum of $199.64.

The Company has engaged SI Securities, LLC as its sole and exclusive placement agent to assist in the placement of its securities. SI Securities, LLC is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. SI Securities, LLC currently holds 79,072 shares of Series Seed Preferred Stock of the Company, issued as compensation for placement agent services provided to the Company in connection with previous securities offerings of the Company. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Issuances of Equity, Convertible Notes, and SAFEs”.)

8,695 shares of Series Seed Preferred Stock received by SI Securities, LLC has been deemed compensation (the “Equity Compensation”) by FINRA and is therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), the Equity Compensation may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the qualification date or commencement of sales of this offering, except to any placement agent and selected dealer participating in the offering and their bona fide officers or partners and except as otherwise provided for in FINRA Rule 5110(g)(2).

Commissions and Discounts

The following table shows the total discounts and commissions payable to the placement agents in connection with this offering:

Per Share
Public offering price	$$0.92
Placement Agent commissions (1)	$425,000
Proceeds, before expenses, to us	$4,575,000

(1)       SI Securities, LLC will receive commissions of 8.5% of the offering proceeds.

Other Terms

Except as set forth above, the Company is not under any contractual obligation to engage SI Securities, LLC to provide any services to the Company after this offering, and has no present intent to do so. However, SI Securities, LLC may, among other things, introduce the Company to potential target businesses or assist the Company in raising additional capital, as needs may arise in the future. If SI Securities, LLC provides services to the Company after this offering, the Company may pay SI Securities, LLC fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

SI Securities, LLC intends to use an online platform provided by SeedInvest Technology, LLC, an affiliate of SI Securities, LLC, at the domain name www.seedinvest.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. SI Securities, LLC will charge you a non-refundable transaction fee equal to 2% of the amount you invest (up to $300) at the time you subscribe for our shares. This fee will be refunded in the event the Company does not reach its minimum fundraising goal. In addition, SI Securities, LLC may engage selling agents in connection with the offering to assist with the placement of securities.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

eShares, Inc. dba Carta, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Series A Preferred Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date), provided that the minimum offering amount has been met. Tendered funds will remain in escrow until both the minimum offering amount has been reached and a closing has occurred. However, in the event we have not sold the minimum amount of shares by _____, 2020 or sooner terminated by the Company, any money tendered by potential investors will be promptly returned by the Escrow Agent. Upon closing, funds tendered by investors will be made available to the Company for its use.

In order to invest you will be required to subscribe to the offering via the Company’s website and agree to the terms of the offering and the subscription agreement.

Investor Perks

To encourage participation in this Offering, the Company is providing perks for all investors in the Offering, as well as certain additional perks available to investors that invest certain amounts in this Offering.

The Company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future services of the Company, or a “thank you” to investors that help the Company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing.

All investors that purchase shares in this offering will receive quarterly shareholder updates from the Company, as well as early-access to product betas, which the Company does not deem to have any cash value. Additional perks are also available to investors based on their investment amount. The table below summarizes the additional perks available to investors in this offering based on investment level, and the approximate cash value of the perk.

Special Bonus for Investors that Reserve Shares

Investors that reserve shares by indicating interest prior to and for a week following qualification of this Offering that choose to purchase shares in the Offering after qualification will receive a perk that is one tier higher than the perk tier such investor qualifies for based on investment amount alone (assuming such investor is not already at the highest perk tier). For example, if an investor purchases $1,500 worth of shares, but reserved these shares prior to the investor’s purchase, the investor will receive the perks in the $5,000 - $14,999 tier. An investor need not purchase the same amount of shares the investor reserved in order to receive this bonus – the bonus is based on the dollar amount actually invested, as opposed to the amount for which the investor indicated interest.

Investors should note that during the week following qualification, we will begin accepting purchases of our securities by reaching out to those investors that previously indicated interest. During this time, we will also be accepting indications of interest from new investors who will be given the opportunity to participate in this bonus.

The Company notes that, because SeedInvest Auto Invest participants are not able to make reservations, this reservation bonus is not available to these Auto Invest participants.

Investment Amount	Perk Description	Approximate Cash Value†
$5,000	$100 of trading credit in investor’s Gatsby Platform account	$100
	Participation in annual investor call with management team

$15,000	$500 of trading credit in investor’s Gatsby Platform account	$500
	Participation in annual investor call with management team
	Gatsby swag (t-shirt, hat, or sweatshirt)

$30,000	$1,000 of trading credit in investor’s Gatsby Platform account	$1,000
	Participation in annual investor call with management team
	Gatsby swag (t-shirt, hat, or sweatshirt)
	Lunch with Gatsby CEOs

$100,000	$1,000 of trading credit in investor’s Gatsby Platform account	$1,000
	Participation in annual investor call with management team
	Gatsby swag (t-shirt, hat, or sweatshirt)
	Private tour of the Gatsby headquarters in New York

$200,000	$1,000 of trading credit in investor’s Gatsby Platform account	$1,000
	Participation in annual investor call with management team
	Gatsby swag (t-shirt, hat, or sweatshirt)
	Private dinner with Gatsby management team in New York

† The approximate cash value was determined by management’s best estimates of the value of the perks described in the table above.

“Trading credits” are the equivalent of cash on the Gatsby Platform, with the one exception that the trading credit cannot be transferred out of a user’s Gatsby Platform account into their bank account or other personal account. The trading credit can only be used on the Gatsby Platform. Recipients of the trading credit will receive the value of the trading credit in their Gatsby Platform account, which they will be able to use to purchase securities, such as trading options, via the Gatsby Platform. For example, if a user had a cash balance of $1,000 and trading credits worth $500, the user could purchase securities valued at $1,500, but would only be able to transfer the $1,000 cash balance out of their Gatsby Platform account to a personal account.

In the event that it takes some time for the Company to raise funds in this offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

The Company is accepting reservations as it awaits qualification by the SEC. Prior to the qualification by the SEC of the Company’s Offering, investors may “reserve” shares via the Online Platform maintained by SeedInvest. To reserve shares, an investor must navigate to the Company’s campaign page on the Online Platform, where the investor may select the "Reserve Your Spot in Gatsby" button. From there, the investor must login or create a SeedInvest account, and follow the instructions to complete the investor’s reservation. “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the Company, or to purchase any shares of the Company whatsoever. In order to make a binding investment in the Offering, investors will be required to subscribe to the Offering via the Online Platform following qualification of the Offering and agree to the terms of the offering, Series A Preferred Stock Purchase Agreement, and any other relevant exhibit attached thereto.

Provisions of Note in Our Subscription Agreement and Investors’ Rights Agreement

Our subscription agreement and investors’ rights agreement include forum selection provisions that require any claims against the Company based on the subscription agreement and/or investors’ rights agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of New York and to the jurisdiction of the United States District Court of the Southern District of New York. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

Jury Trial Waiver

Our subscription agreement and investors’ rights agreement provide that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the investors’ rights agreement and subscription agreement. This jury trial waiver applies to claims arising under arising under federal securities laws. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or investors’ rights agreement with a jury trial. No condition, stipulation or provision of the subscription agreement or investors’ rights agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws. By signing the subscription agreement and investors’ rights agreement, the investor warrants that the investor has reviewed these waivers with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $5,000,000, the net proceeds of this offering would be approximately $4,510,000 after subtracting estimated offering costs of $425,000 to SI Securities, LLC in commissions, $8,000 in audit fees, $7,000 in Edgarization fees and $50,000 in legal fees.

Assuming a raise of $3,000,000, representing 60% of the maximum offering amount, the net proceeds of this offering would be approximately $2,680,000 after subtracting estimated offering costs of $255,000 to SI Securities, LLC in commissions, $8,000 in audit fees, $7,000 in Edgarization fees and $50,000 in legal fees.

Assuming a raise of the minimum of $1,000,000, representing 20% of the maximum offering amount, the net proceeds of this offering would be approximately $850,000 after subtracting estimated offering costs of $85,000 to SI Securities, LLC in commissions, $8,000 in audit fees, $7,000 in Edgarization fees and $50,000 in legal fees. In such an event, Gatsby would adjust its use of proceeds by not funding the clearing deposit for Gatsby Securities, LLC with Apex Clearing, and would instead put the proceeds towards its operational costs and continue to grow without unlocking the revenue potential that the clearing deposit would provide.

Please see the table below for a summary our intended use of the net proceeds from this offering

Percent	Minimum Offering $1,000,000 Raise		$3,000,000 Raise		Maximum Offering $5,000,000 Raise
Allocation	Use Category	%	Use Category	%	Use Category
31.25%	Product Development	20.50%	Product Development	25%	Product Development
40%	User Acquisition & Marketing	26.72%	User Acquisition & Marketing	32%	User Acquisition & Marketing
28.75%	Brokerage Operations	19.47%	Brokerage Operations	23%	Brokerage Operations
0%	Clearing Deposit	33.3%	Clearing Deposit	20%	Clearing Deposit

Because the offering is a “best efforts”, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company

THE COMPANY’S BUSINESS

The following discussion of our business includes references to third-party sources which have informed the opinions of management, but have not been independently evaluated by management for accuracy. These sources are not incorporated by reference into this offering circular.

Overview

Gatsby Digital, Inc. is the owner and creator of “Gatsby” – a simple, commissions-free, easy-to-use options trading platform focused on making options trading accessible to everyone (the “Gatsby Platform”). The Gatsby Platform makes options trading straightforward by removing the commissions and the jargon that has historically made options trading a dauting task for newcomers. The Gatsby Platform, available as a mobile app that is free to download, allows users to trade options alongside their friends, earn “Gatsby Rewards” points on every trade, and track breaking news and important alerts. While the Gatsby Platform is free to download, several transactional fees are charged to the user. These include the OCC (Options Clearing Corporation) fee of $0.05 per options contract, the aggregate Options Regulatory Fee (ORF Fee) of $0.04 per contract payable to the applicable exchange where the order was executed, a FINRA Trading Activity Fee of $0.002 per contract and an SEC regulatory fee of $0.00207 per $100 of principal traded (on sells only), rounded to the nearest penny. These fees are memorialized on the Gatsby website (www.trygatsby.com/legal) on the “Commission & Fee Schedule” link, and are subject to change at the discretion of the respective bodies that charge these fees.

Gatsby Digital, Inc. was incorporated under the laws of the State of Delaware on February 8, 2018. Gatsby Securities, LLC, the Company’s wholly-owned subsidiary, was formed on January 22, 2019, and is a FINRA-licensed broker-dealer approved to facilitate customer self-directed retail stocks and options trading.

Gatsby Digital, Inc. provides the technology and mobile app interfaces for trading options, and Gatsby Securities, LLC., licenses these technologies to be able to provide them to traders. Once Gatsby Securities, LLC has funded a clearing deposit with a clearing broker, it will be introducing trades to that clearing brokerage. Gatsby currently has a relationship with Apex Clearing, who is well known in the industry for having impressive technologies around clearing, routing, and security for retail trading platforms.

Gatsby was in the 2018 Barclays Accelerator powered by Techstars in Spring of 2018. At that time, we had built a waitlist of more 15,000 traders. Today, the Company has over 6,500 sign ups. Through the Gatsby Platform, it is our goal to bring options trading to a new generation of investors, who are often overlooked by brokerages and excluded from important investing tools due to excessive jargon or high account minimums.

Principal Products and Services

The Company’s primary product is the Gatsby Platform – an options trading platform. The Gatsby Platform allows users to trade standardized options contracts on public companies and Exchange Traded Funds (ETFs). Gatsby only allows customers to trade on companies and ETFs that are listed on major US exchanges, including NASDAQ and the NYSE. Gatsby does not allow customers to trade binary options or any other non-standard options products. Non-standard options contracts are options that do not have the standard terms of an options contract, namely 100 shares as the underlying asset. Binary options cannot be exercised to buy or sell any shares. Standard options contracts (i.e. the kind offered on the Gatsby Platform) allow you to trade the underlying asset (the stock or the ETF) that the contract represents.

The Gatsby Platform was launched to the public in December 2019. The Gatsby Platform is currently live and available for download in the Apple App Store and Google Play store (as an application, or app). The application stack consists of a mobile application that users can install on their phone, which communicates to Gatsby’s proprietary server application, that manages all customer information and trades. The server application is reliant on a market data provider and a custodian to function. Currently, we rely on two third-party vendors for these services - our market data provider, Quote Media, who provides price quotes for options trades at a cost of $7,125.00 per month flat fee, as well as the custodian for the Gatsby Platform, Apex Clearing, who provides information on customer accounts and balances. Both services need to be available for the Gatsby Platform to function properly. In the event that one or both services is unavailable, the Gatsby Platform will prompt users to contact customer support. In the future, we plan to build in an additional layer of redundancy by engaging a secondary (back up) market data provider to support the application in the event of an outage. However, engaging a secondary custodian to back up the primary custodian to the Gatsby Platform (Apex Clearing) is not possible, as the custodian holds all client securities on behalf of customers. The custodian for the Gatsby Platform does however power industry leading applications like Stash, Ally Invest and Sofi. Further, there are numerous custodians that Gatsby could engage to provide the services that Apex Clearing provides, if its services are not adequate for our platform. The Gatsby Platform does not currently include digital asset options trading, or any other digital asset component, and we have no current plans to introduce trading of digital asset options at this time. When signing up for the Gatsby Platform, a user goes to the Apple App Store or Google Play Store and downloads the Gatsby mobile application. From there, the user will be prompted with a series of onboarding questions regarding things like their trading experience, understanding of risk, affiliations with other broker dealers or public companies, etc. The questions walk through the onboarding application and all responses are passed through automated checks until ultimately being reviewed by the Gatsby Securities, LLC brokerage operations team for approval or rejection. Approval or rejection of a user is determined by a suitability analysis based on each user’s submitted answers during the Gatsby onboarding process, where factors such as the users’ net worth, net worth, income, years of trading experience and investing goals (e.g. income generation, growth or speculation) are taken into consideration. An automated analysis is also performed, where the information provided by the user is verified against public and private databases, to help verify that the user is providing accurate information. Finally, a cross check against a ‘bad-actor’ lists on other brokerage platforms of known assailants is performed on the user. If and when a user is approved, they are able to connect their bank account to the Gatsby Platform, fund their account on the Gatsby Platform, account, and proceed to trading options on the Gatsby Platform.

While the Gatsby Platform is commissions-free, several “pass-through” transactional fees are charged to the user. These include the OCC (Options Clearing Corporation) fee of $0.05 per options contract, the aggregate Options Regulatory Fee (ORF Fee) of $0.04 per contract payable to the applicable exchange where the order was executed, a FINRA Trading Activity Fee of $0.002 per contract and an SEC regulatory fee of $0.00207 per $100 of principal traded (on sells only), rounded to the nearest penny. These fees are memorialized on the Gatsby website (www.trygatsby.com/legal) on the “Commission & Fee Schedule” link, and are subject to change at the discretion of the respective bodies that charge these fees.

Payment for Order Flow – Economics of the Gatsby Platform

Gatsby is currently pre-revenue. Gatsby, like other commissions-free platforms, intends to generate revenues by “Payment for Order Flow” (PFOF), which is the routing of customer’s orders to market makers who pay a rebate per contract delivered to them. Market makers pay brokerages for their order flow because they need liquidity, which is a typical revenue line item for most brokerages in the United States. In order for Gatsby to begin monetizing via PFOF and start collecting these rebates, we need to fund (through Gatsby Securities, LLC) a clearing deposit with a clearing broker. This will allow us to establish the direct relationships to market makers that will pay us these rebates. We have had informal discussions with market makers that we may engage in the future, but have not yet entered into a formal agreement with any market maker. Once a clearing broker is engaged, Gatsby will be able to engage with market makers directly and start collecting these rebates immediately, without any changes to the current technology of the Gatsby Platform. The only change will simply be an update to the settings in our order management system, which is back-end update, which is removed from the Gatsby Platform itself. Gatsby’s current order flow is 90% “hyper retail” order flow, defined as orders of 5 options contracts or less – which means that 90% of our user’s orders are fewer than 5 contracts. From our discussions with market makers, hyper-retail order flow is more desired by market makers, and Gatsby will enable Gatsby to receive higher-than-average rebates (i.e. $0.50+ per contract as opposed to approximately $0.30 per contract). Gatsby intends to apply $.0.01 of this rebate per contract to the applicable user’s account to provide that customer with a “Gatsby Reward” point, as part of its rewards system, but otherwise intends to keep the entire rebate.

We have identified Apex Clearing as the clearing broker we wish to utilize for this purpose going forward, and we intend to fund (through Gatsby Securities, LLC) a clearing deposit with Apex Clearing with the funds raised in this offering, assuming we raise at least $1,000,000 in gross proceeds. Apex Clearing has a proven track record having been the clearing broker on record for a number of fast-growing fintech companies and trading platforms over the past decade, including Robinhood and Wealthfront, and a business model that allows them to work with technology-focused startups like Gatsby. Their primary benefit over their competition, is their ability to open accounts without manual intervention or physical paperwork. Gatsby has issued warrants to purchase up to 230,000 shares of Common Stock of the Company to Apex Clearing in connection with the Company’s plan fund a clearing deposit with Apex Clearing in the future (the form of this warrant is included as Exhibit 3.2).

Gatsby’s Order Flow Today

Note: Currently rebates for order flow are paid by the market makers but are kept by the clearing broker (Apex). (At this stage, Gatsby has not directly engaged any market maker or clearing broker.)

Gatsby’s Order Flow After Funding Clearing Deposit with Clearing Broker

Note: Once we deposit the clearing deposit with a clearing broker, we will be allowed by the clearing broker to route orders directly from our order management system to the market makers and keep the order flow rebates described above ourselves. (At this stage, Gatsby will have directly engaged a clearing broker and market maker.)

Like most brokerage firms, Gatsby does receive revenues from: (i) interest generated on cash balances in customers’ accounts on the Gatsby Platform, and (ii) interest generated on loans of Gatsby Platform customers’ stock by Apex Clearing. In each case, interest is earned by Apex Clearing, which shares that interest with Gatsby. However, income received by Gatsby from these sources is very small (less than $100 per year combined to date), and therefore does not represent any significant source of revenue for Gatsby currently, nor will it be a significant source of revenue for Gatsby in the future.

Agreements with Service Providers

As described above, Gatsby’s proprietary server application must have a custodian and a market data provider to function. The Company’s arrangements with the third-parties that provide these services currently are described below.

Agreement with Quote Media

The Company has engaged QuoteMedia, Inc. to serve as its market data provider pursuant to a Financial Data Provisions Licensing Agreement. Pursuant to this agreement, QuoteMedia has agreed to provide market data and information applications, data feeds, content solutions, and access to various financial data and information products and services, which enables users on the Gatsby Platform to receive price quotes for options trades. Gatsby pays a flat-fee of $7,125.00 per month to quote media, and in exchange, QuoteMedia agrees to provide 18 million requests per months (i.e. price quotes for options trades) to Gatsby Platform users.

The term of the agreement began on May 1, 2019 and ends on April 30, 2021, at which point, the agreement will automatically terminate. Both the Company and QuoteMedia may terminate this agreement in the occurrence of a breach within 30 days’ notice.

Agreement with Apex Clearing

Apex Clearing Corporation serves as the Company’s custodian. Gatsby has not engaged Apex Clearing directly – rather, ViewTrade Securities, Inc. has engaged Apex Clearing to perform custodial activities on behalf of Gatsby, as Gatsby is currently routing all orders through ViewTrade Securities until it is able to fund a clearing deposit directly with Apex Clearing.

As a custodian, Apex Clearing provides information on the Gatsby Platform’s customer accounts and balances and holds all client securities on behalf of users of the Gatsby Platform.

On September 13, 2019, Gatsby Securities, LLC entered into an agreement with Apex Clearing for the same custodian services that Apex Clearing is currently providing to Gatsby through ViewTrade Securities. The initial term of the agreement is four (4) years commencing on the date that Gatsby Securities, LLC goes “live” by submitting its first trade to Apex for execution or clearance, which cannot occur until the company funds a $1,000,000 clearing deposit with Apex. The agreement automatically renews for an additional one (1) year term thereafter, unless either party terminates the agreement at least 30 days’ prior to such renewal. After this renewal term, the agreement continues until either party terminates the agreement at will upon thirty (30) days prior written notice to the other party.

Pursuant to this agreement, Gatsby Securities, LLC will pay $15,000 per month minimum clearing fees, and a $0.10 per contract clearing fee to Apex Clearing as compensation for its services (commencing once the agreement goes “live”). The Company also issued warrants to Apex Clearing in connection with this agreement as compensation for Apex Clearing entering into the agreement with Gatsby Securities, LLC.

Planned Products and Services

Gatsby API

The Company is in the process of developing an application programming interface (API) for the Gatsby Platform (the “Gatsby API”), which is a service that will be offered to select partners that want to trade options through Gatsby’s technology using their own proprietary trading interfaces as an alternative to our standard mobile app interface. Using the Gatsby API, traders can build interfaces that connect to the Gatsby backend technology and facilitate trading with the same terms as when done through the app – i.e. including no commissions, but the same pass-through fees charged to users from the exchanges.

The “select partners” to which Gatsby intends to offer the Gatsby API will be firms that Gatsby chooses based on certain criteria, including, but not limited to, the type of options trading strategies such firm engages in, and the risk profile associated with those particular strategies. In addition, Gatsby will not offer the Gatsby API to any other broker-dealer. Gatsby is currently accepting requests from firms via email at support@trygatsby.com for early-access (i.e. beta access) to the unfinished Gatsby API, which Gatsby may or may not grant based on an initial due diligence call to assess the firm based on the criteria outlined above.

As of the date of this Offering Circular, Gatsby has identified two potential partners with which to launch Gatsby API, and is currently working with these companies’ software development teams to complete the necessary integration for a pilot launch.

The Gatsby API technology is currently in development, and is not yet a fully-functioning service. The Gatsby API is being tested internally, and is intended to be launched the end of 2021.

Gatsby Platform

We plan to continue to develop and improve the Gatsby Platform, as well as expand its current capabilities. Some of our future plans for the Gatsby Platform include:

•	Equities Trading. We intend to integrate equity securities trading (i.e. stocks) into the Gatsby Platform, allowing our users to buy and sell stocks and Exchange Traded Funds listed on the New York Stock Exchange and Nasdaq Exchange. This is currently in development, and is not an available feature to users on the Gatsby Platform. We expect this will be implemented before the end of 2021.
•	Cryptocurrency Trading. We intend to integrate cryptocurrency trading into the Gatsby Platform, allowing our users to trade cryptocurrencies. This is currently in development, and is not an available feature to users on the Gatsby Platform. We expect this will be implemented before the end of 2021.
•	Fractional Options Trading. We intend to give our users the ability to trade options on a single share of the underlying stock (rather than the standard 100 shares). This is currently in development, and is not an available feature to users on the Gatsby Platform. We expect this will be implemented before the end of 2021.Dynamic Suitability. Gatsby is working on a feature called “dynamic suitability” whereby the application analyzes a user’s prior trading history and success (i.e. trading volume and account performance) to allow the user to partake in more sophisticated trade structures that might not be available to other users that do not meet these criteria. This is still in the early stages of development and is not expected to launch until mid-2021. It is not currently available to users on the Gatsby Platform.
•	Options Spreads. In options trading, an option spread is created by the simultaneous purchase and sale of options of the same class on the same underlying security but with different strike prices and/or expiration dates. Options spreads trading is simply an options trading strategy, so it will not require significant development to implement. We currently developing an interface for users to construct these types of trades, which is not currently available, but is intended to be available in December 2020.
•

Premium Accounts. Gatsby plans to create “premium” accounts in the future in addition to the standard, free Gatsby Platform accounts. These premium accounts (intended to be titled “Gatsby Gold”) would be available for a monthly fee, and would have enhanced features, such as access to additional market data and third-party research, as well as instant access to funds for trading (i.e. no waiting periods for transfers from the user’s bank to their Gatsby account). Gatsby has no current timeline for when these features may be launched, and has not begun development on any of these “premium” features that may be offered.

Organizational Structure

The Gatsby Platform is owned by Gatsby Digital, Inc., the creator of the Gatsby Platform. Gatsby Digital, Inc. operates primarily as a technology holding company. Operation of the Gatsby Platform is supported by ViewTrade Securities, Inc., a SEC registered broker-dealer and FINRA member (“ViewTrade”). The Company currently operates as an Office of Supervisory Jurisdiction (OSJ) of ViewTrade pursuant to a Franchise Branch Office and Management Agreement. Pursuant to this agreement, ViewTrade acts as broker-dealer for the purchase and sale of securities on the Gatsby Platform, in exchange for a monthly fee of the greater of either $15,000 or the total amount of “ticket charges” – variable, flat-rate transaction fees charged by ViewTrade – accrued by the Company, as well as certain other fees. The Company initially entered into this agreement with ViewTrade because it did not have a broker-dealer license with FINRA through which to operate the Gatsby Platform. As of the date of this Offering Circular, the Company’s has formed a wholly-owned subsidiary, Gatsby Securities, LLC, which has been licensed as a broker-dealer by FINRA, and is pursuing licenses in every state. As such, the Company intends to terminate the agreement with ViewTrade, and instead rely on Gatsby Securities, LLC to act as broker-dealer for transactions on the Gatsby Platform, which it plans to do by January 1, 2021.

Market

The options trading market has been growing in recent years. According to a press release published by Options Clearing Corp. in January 2020 titled “OCC Clears Over 4.9 Billion Contracts in 2019”, the total cleared contract volume in 2019 was 4,976,978,704 contracts, the industry's second-highest ever annual volume, down 5.1% compared to 2018's record-breaking pace of 5.24 billion contracts. Gatsby is focused on bringing new options traders to the Gatsby Platform, specifically targeting people that may have some experience with trading or investing, such as crypto traders, of which there are over 22 million in the United States, according to a 2019 report titled “Geographic Distribution of Crypto Traders” published by DataLight in April 2019, or penny-stock traders, who have seen outsized returns over the past 6 months due to penny-stocks outperforming the market according to a June 2020 CNBC report titled “Market gone wild: Penny stocks are up nearly 80% on average in the last week”.

We believe that, while risky, options trading can make up a powerful tool in a retail investors portfolio and can achieve benefits that are not available by trading stocks or crypto alone. These include the ability to hedge against downside in the markets or in a specific stock, or to increase the yield on their portfolio. With a strong focus on suitability and education, Gatsby aims to help new options traders tap into those benefits while at the same time understanding the inherent risk.

We’re focused on bringing new options traders to the market because we believe this to be an under penetrated segment of the market. We believe that because of the relatively high learning curve to becoming an options trader, users turn to other assets like crypto-currencies and stocks, which we believe do not provide the same benefits as options, such as greater flexibility and freedom of execution. We believe stock-traders and crypto-traders are already interested in investing by virtue of these activities and therefore we believe we would be able to convert them into Gatsby Platform users more easily than individuals that have no experience with investing.

Some of Gatsby’s initial funding came from banks and venture tech investors, that, while only holding small positions, emphasizes management's belief that there is a market niche that Gatsby can service.

Gatsby has had more than 200,000 contracts traded to date (over $50 million in value of trades), and has had roughly 10,000 sign-ups to the Gatsby Platform since its launch. Throughout the past three months, users on the Gatsby Platform have grown an average of 17% month-over-month. The average amount of funds per account on the Gatsby Platform currently is about $1,000.

Sales and Marketing

We market the Gatsby Platform via online advertisements on Facebook, Google, Instagram, and Reddit. In our efforts to capture users for the Gatsby Platform, we may partner with content creators (such as YouTube personalities) and publishers to produce educational consent, which we hope will pique interest in options trading and our platform.

Competition

We face competition from large, well-known companies in the brokerage industry as a whole, such as Charles Schwab (owner of TD Ameritrade) and Morgan Stanley (owner of eTrade). We view our biggest competitors as Robinhood and WeBull, as these are large, well-known companies offering commission-free mobile trading platforms, targeting the same young, new generation of investors that we are currently targeting.

Our Advantage

We believe Gatsby’s principal advantages over its competition are threefold: Gatsby is simple, social, and commissions-free.

Simple. Gatsby provides options trading tailored for a new generation of investors. By providing a sleek, simple interface and avoiding use of industry jargon that is so commonly used by our competitors, we believe the Gatsby Platform makes option trading accessible to everyone, and not just professionals.

Social: The Gatsby Platform functions as a social platform, allowing users to trade alongside their friends and share details of their executed trades with their friends on the platform. Trades on the Gatsby Platform are visible on a social feed in the app (similar to Venmo) and users can like / copy each other’s trades. The Gatsby Platform also provides a community forum, allowing users to react to breaking news and corporate reports in real time on the platform. (For example, users can comment on trades they make to explain their reasoning for making the trade, which other users on the platform can see and interact with). Gatsby is unaware of any other similar company providing social features like the ones available on the Gatsby Platform.

Commissions-Free. Gatsby does not charge any commissions or contract fees, and the app is free to download on the App Store (Apple) or Google Play (Android). Traders are only required to deposit a minimum of $10 in order to create an account. (Note: $0 in commissions are charged on self-directed individual cash brokerage accounts that trade U.S. listed securities. SEC, OCC, exchange & FINRA fees may apply to certain transactions.) Gatsby, like most introducing brokers, makes money by directing customer order flow and receiving rebates from market makers (e.g. Citadel, Wolverine, Susquehanna). The Company cannot currently collect the rebates being generated on the platform but will be able to once it funds a clearing deposit with a clearing broker, such as Apex Clearing. The Company currently does not collect rebates from market makers, but has received non-binding term sheet offers from multiple firms for $0.50 per contract or more across the full spectrum of order flow. The Company will enter into agreements with market makers after the Company fulfills the full clearing deposit with Apex Clearing, at which point the rebates can be collected by the Company.

While other companies do offer commission-free options trading platforms (such as WeBull and Robinhood), Gatsby provides features and functionality that these companies do not provide, including a scenario profit calculator that outlines the potential returns for every option contract based on various stock movement scenarios, a social feed, improved customer service with two dedicated registered securities principals who answer phone messages and email support requests within 24 hours, and our Gatsby Rewards Points that customers earn for each trade that can be redeemed for gift cards (described in greater detail below). We believe our customer service is a significant value add to our customers (compared to that of competitors such as Robinhood and WeBull) as we provide instant chat and on demand phone support powered by Zendesk, a third-party software application that helps us organize and respond to customer support requests. We intend to scale the resources for customer support as the Gatsby user base grows. All of our customer service representatives have extensive options experience. As we grow, we plan to continue focusing heavily on providing easy access to experiences customer service representatives.

Gatsby Rewards

The Company has implemented a rewards program called “Gatsby Rewards”, in which each Gatsby Platform user receives one “Gatsby Rewards Point” for each contract traded on the Gatsby Platform. These Gatsby Rewards Points are collected and tracked in the Gatsby Platform mobile app, and at certain thresholds trigger rewards, such as a gift card to Amazon. The first threshold is 500 Gatsby Rewards Points, where one point is awarded for every contract that a user trades (up to 50 contracts in a single trade). 500 points can be redeemed for a $5.00 Amazon gift card. The next milestone is 2500 points (an additional 2,000 points), which can be redeemed for a $20 Amazon gift card. Thereafter, users can continue to redeem Gatsby Rewards Points in denominations of 2,000 for $20.00 Amazon gift cards. The points earned through the Gatsby Rewards program do not expire, and are not transferrable to anyone but the trader to whom the points were issued. When a user hits a threshold, Gatsby purchases a gift card to budget for that milestone being redeemed in the future. We expect the costs we will incur for purchasing such gift cards for which outstanding rewards points can be redeemed in the future will be roughly $10,000 per year.

Gatsby Rewards, on top of sharing revenue with the customer, is designed to create a "gamified" experience similar to the rewards systems popular in mobile gaming platforms, where users receive rewards for interacting the application in order to create an engaging user experience.

Distribution

The Gatsby Platform is downloadable as a mobile app for both iOS and Android, and is available for download on both the App Store and Google Play.

Employees

The Company currently has 5 full-time employees (consisting of three officers of the Company and two registered representatives). The officers of the Company either work either remotely or at the Company’s headquarters at 28 Liberty St, New York, NY 10005. The registered representatives work from 44 S Broadway, White Plains, NY 10601, which is the Company’s Office of Supervisory Jurisdiction under ViewTrade Securities, Inc. In addition, the Company utilizes third-party contractors for certain technology development work.

The Company has not entered into formal employment agreements with any of its executive officers or directors.

Registered Representatives

Gatsby currently employs two registered securities principals that are each registered representatives of ViewTrade Securities and Gatsby Securities, LLC. Both of these individuals are registered general securities principals and supervisors, and one is a registered options principals. These two individuals manage all regulated functions inside of the Office of Supervisory Jurisdiction Branch Office and within Gatsby’s broker-dealer subsidiary (Gatsby Securities, LLC), each of work from 44 S Broadway, White Plains, NY 10601. This includes client communications, compliance functions, suitability checks, archives, customer support and all other regulated securities activities. These registered representatives are required to be employed pursuant to the Franchise Branch Office and Management Agreement with ViewTrade Securities, Inc, and this agreement governs the terms of these individuals’ employment. The Company has not entered into separate employment agreements with either of these registered representatives.

The Company intends to ultimately migrate its customers from ViewTrade to Gatsby Securities, LLC – at which point, both registered representatives will de-register with ViewTrade, and solely be registered representatives of Gatsby Securities, LLC.

Regulation

As stated above, operation of the Gatsby Platform is currently handled by ViewTrade Securities, Inc., a SEC registered broker-dealer and FINRA member. As of the date of this Offering Circular, the Company’s wholly-owned subsidiary, Gatsby Securities, LLC, is a FINRA-licensed broker-dealer approved to facilitate customer self-directed retail stocks and options trading. In the future, the Company intends for Gatsby Securities, LLC to operate the Gatsby Platform.

Gatsby Securities recently completed the process of registering as a broker-dealer with the SEC and became a member of FINRA. The registration process not only includes registering with the SEC, which we have completed, but also requires membership in a self-regulatory organization (in our case, we are a member of FINRA) and in the Securities Investor Protection Corporation (“SIPC”), compliance with state requirements and making sure that our associate persons satisfy all applicable qualification requirements.

SEC Requirements

Since Gatsby Securities became a broker-dealer, it is required to comply with extensive SEC regulations with respect to its conduct and the processing of transactions. These include requirements related to conduct, financial responsibility, and other requirements such as those that relate to communications, anti-money laundering (AML) and ongoing internal controls and governance.

Conduct Requirements

In general, many of the rules that govern broker-dealers stem from antifraud provisions; these requirements are broad in scope and prohibit misstatements or misleading omissions of material facts, and fraudulent or manipulative acts and practices, in connection with the purchase or sale of securities. Specifically, the following rules apply:

•	Section 9(a) prohibits particular manipulative practices regarding securities registered on a national securities exchange.

•	Section 10(b) prohibits the use of “any manipulative or deceptive device or contrivance” in connection with the purchase or sale of any security.

•	Section 15(c)(1) prohibits broker-dealers from effecting transactions in, or inducing the purchase or sale of, any security by means of “any manipulative, deceptive or other fraudulent device” in over-the-counter markets

•	Section 15(c)(2) prohibits a broker-dealer from making fictitious quotes in over-the-counter markets

In order to comply with the antifraud specific requirements include those related to:

•	fair dealing (e.g., a duty of fair dealing includes charging reasonable fees, promptness of executive orders, and disclosing specified material information as well as any conflict of interest);

•	best interests (e.g., a duty to act in the “best interests” of the retail customer, which includes certain disclosure and care obligation and compliance obligations as well as maintaining policies and procedures to minimize the effects, if any, of conflicts of interest);

•	execution (e.g., a duty of execution requires that based on the circumstances requirement to find the most favorable terms for a customer;

•	customer confirmation (e.g., at or before the completion of transaction certain information must be provided to customers, including specifics on the sale, the payment that the broker-dealer receives, etc.);

•	disclosure of credit terms;

•	restrictions on short sales;

•	trading during an offering; and

•	restrictions on insider trading.

Finally, broker-dealers are governed by requirements regulating employees and individuals associated with the broker-dealer.

Financial Responsibility Requirements

Financial responsibility and operations requirements include: net capital requirements, margin requirements, customer protection requirements (e.g., reserve account and segregation of customer assets), risk assessment requirements, financial reporting (including an independent audit), and recordkeeping requirements.

Other Requirements

Broker-dealers are subject to a host of other rules and requirements including: mandatory arbitration, submitting for SEC and FINRA examinations, maintain and reporting information on the broker-dealers affiliates (in our case, this includes the parent organization as well as the other subsidiaries), following electronic media and communication guidelines as well as maintaining an AML program.

FINRA Requirements

Since our subsidiary became a broker-dealer member of FINRA, our subsidiary has been subject to its supervisory authority and is required to comply with FINRA’s broker-dealer requirements. Some of those rules are also applicable to the company itself, as an entity associated with the broker-dealer. These requirements include many similar requirements to those of the SEC, and in many cases are broader in scope and provide more specificity. FINRA also has rules regarding conduct, compliance and codes of procedure. For instance, FINRA members must comply with NASD’s Rules of Fair Practice, which broadly speaking requires broker-dealers to observe high standards of commercial honor and just and equitable principles of trade in conducting their business. There are also rules that relate to use of manipulative, deceptive or other fraudulent devices, suitability, payments to unregistered persons, know your customer, supervision of our employees and responsibilities related to associated persons, financial soundness, recordkeeping, maintaining procedures, arbitration for customer disputes, AML and submitting to ongoing supervision.

Liability

Under our arrangements that do not use the services of our broker-dealer subsidiary, Section 12(a)(2) of the Securities Act, which applies to Regulation A, imposes liability for misleading statements not only on the issuers of securities but also on “sellers,” which includes brokers involved in soliciting an offering. Rule 10b-5 under the Exchange Act generally imposes liability on persons who “make” statements. Currently, the information presented on our platform is drafted by the issuers themselves. Additional liability may arise from as-yet untested provisions such as Section 9(a)(4) of the Exchange Act, discussed above.

Broker-dealers are subject to heightened standards of liability. Not only do we have potential liability under Section 12(a)(2) but we also are subject to liability under Rule 10b-5. Broker-dealers may also be subject to liability for failure to comply with SEC and FINRA requirements, including claims that we can be held liable for the behavior of our agents (control person liability), claims regarding unsuitable recommendations, violations of margin rules, breach of contract, common law claims of fraud and various claims under state laws.

“Copycat” Trading – Special Considerations for Social Features of the Gatsby Platform

The Gatsby Platform offers social features, allowing users to trade alongside their friends and share details of their executed trades with their friends on the platform. Trades on the Gatsby Platform are visible on a social feed in the app (similar to Venmo) and users can like / copy each other’s trades. FINRA has issued guidance on “Copycat” trading – i.e. users automatically “following” other users and buying / selling the securities that the “leader” user buys and sells.. This is widely done in Europe with platforms like Etoro – however, the current FINRA guidance indicates that this will constitute “investment advice” and the “leader” user would be required to be registered. We do not automatically execute or even suggest any trades to any users. Users can simply see the trades of other users (who have opted to make their trades visible) at which point the user can decide to factor that trade into their decision making. Our compliance team believes this is well within the guidelines of current FINRA and SEC regulation. FINRA has also seen a demo of the Gatsby Platform (when Gatsby Securities, LLC applied for its broker-dealer license) and this demo included the social features described above.

Intellectual Property

Gatsby Digital does not currently hold any issued patents. The Company owns a trademark, information for which is summarized in the table below.

ID Type	Registration Number	Word Mark	Registration Date
Trademark	88261722	Gatsby	October 15, 2019

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise. See “Risk Factors” for a summary of risks our company may face in relation to litigation against our company.

THE COMPANY’S PROPERTY

The Company leases a shared office space at 28 Liberty St., New York, NY 10005 which serves as its headquarters. The Company also leases offices at 44 S Broadway, White Plains, NY 10601, where the Company operates as an Office of Supervisory Jurisdiction of ViewTrade pursuant to the Franchise Branch Office and Management Agreement. This office also serves as the headquarters of Gatsby Securities, LLC, from which it operates as a broker-dealer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the fiscal years ended December 31, 2018 and December 31, 2019 and for the six months ended June 30, 2020 and 2019 should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The interim financial statements included in this Offering Circular are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Gatsby Digital, Inc. is the owner and creator of “Gatsby” – a simple, commissions-free, easy-to-use options trading platform focused on making options trading accessible to everyone (the “Gatsby Platform”). The Gatsby Platform makes options trading straightforward by removing the commissions and the jargon that has historically made options trading a dauting task for newcomers. The Gatsby Platform, available as a mobile app, allows users to trade options alongside their friends, earn “Gatsby Rewards” points on every trade, and track breaking news and important alerts. While the Gatsby Platform is free to download, several transactional fees are charged to the user. These include the OCC (Options Clearing Corporation) fee of $0.05 per options contract, the aggregate Options Regulatory Fee (ORF Fee) of $0.04 per contract payable to the applicable exchange where the order was executed, a FINRA Trading Activity Fee of $0.002 per contract and an SEC regulatory fee of $0.00207 per $100 of principal traded (on sells only), rounded to the nearest penny. These fees are memorialized on the Gatsby website (www.trygatsby.com/legal) on the “Commission & Fee Schedule” link, and are subject to change at the discretion of the respective bodies that charge these fees. Gatsby Digital, Inc. was incorporated under the laws of the State of Delaware on February 8, 2018. Gatsby Securities, LLC, the Company’s wholly-owned subsidiary, was formed on January 22, 2019, and is a FINRA-licensed broker-dealer approved to facilitate customer self-directed retail stocks and options trading, licensed May 27, 2020.

We have calculated the pre-money valuation of Gatsby at $25,000,000. This valuation represents the best estimates of management and was determined in consultation with SI Securities. To determine this valuation, we reviewed historical per account valuations for other “options focused” brokerage firms at the time of publicly disclosed exit event, such as an acquisition. In particular, we looked at the acquisition of OptionsHouse, OptionsXpress, and Think or Swim. At the time of their acquisitions, we calculated the per account values as follows:

•       OptionsHouse: Acquisition announced on July 25, 2016; Purchased by eTrade for $725m (154,000 accounts); $4,707.79 / account;

•       OptionsXpress: Acquisition announced on March 21, 2011; Purchased by Schwab for $1b (385,200 accounts); $2,596.05 / account; and

•       Think or Swim: Acquisition announced on January 8, 2009; Purchased by TD for $606m (87,000 accounts); $6,965.51 / account.

Gatsby currently has more than 10,000 accounts. Taking the lowest per account value from the three examples above, and rounding down to the nearest $1m, we came up with the pre-money valuation of $25,000,000. Other factors including lifetime customer value (i.e., how much revenue is potentially generated by an individual customer) and user acquisition costs were also considered.

Prospective investors should note that this valuation is not based upon historical financial performance of the Company, and may not represent the investment value that others place on the Company.

Results of Operations

Gatsby Digital, Inc. is in an early stage of development.  The Company did not generate revenues for the years ended December 31, 2019 and 2018 or the six months ended June 30, 2020 and 2019.

Our operating expenses currently consist of general and administrative expenses, sales and marketing expenses, and research and development expenses. It should be noted that the first recorded transactions on the Gatsby Platform did not occur until November 2019.

Year ended December 31, 2019 Compared to Year ended December 31, 2018

General and Administrative Expenses: General administrative expenses were $689,469 for the year ended December 31, 2019 compared to $54,734 for the year ended December 31, 2018 – an increase of $634,735. Since our inception in February 2018, general and administrative expenses primarily consisted of compensation to software development contractors to build and develop the Gatsby Platform, salaries, business development, data vendors, rent, and payments to necessary software vendors operate the Gatsby Platform. The increase in general and administrative expenses from 2018 to 2019 is primarily the result of scaling up our business operations as we geared up towards our general launch of the Gatsby Platform, which occurred in December 2019.

Sales and Marketing Expenses: Sales and marketing expenses were $35,713 for the year ended December 31, 2019 compared to $2,486 for the year ended December 31, 2018 – an increase of $33,227. Sales and marketing expenses have consisted primarily of online advertisements on Facebook, Google, Instagram, and Reddit. The increase in sales and marketing expenses in 2019 is the result of the launch of the Gatsby Platform, in which we increased our marketing efforts in order to increase our user base.

Research and Development Expenses: Research and development expenses were $292,431 for the year ended December 31, 2019 compared to $85,843 for the year ended December 31, 2018 – an increase of $206,588. Research and development expenses to date have consisted primarily of compensation to software development contractors to build and develop the Gatsby Platform, which was launched in December 2019. Development efforts increased up to the launch of the platform, which in turn increased development expenses. In August 2019, the Company also brought on its first full-time developer. As such, these factors resulted in an increase in research and development expenses from 2018 to 2019.

As a result of the foregoing, the Company generated a net loss of $1,085,924 for the period ended December 31, 2019 compared to a net loss of $148,888 for the year ended December 31, 2018, an $937,036 increase in net loss.

Since the end of the period covered by our financial statements, our legal and professional, research and development, payments to contractors, and marketing and advertising expenses are expected to increase in connection with this Offering. Our expenses related to wages and payroll taxes have temporarily decreased due to employees voluntarily deferring wages and temporary reductions in headcount. We expect wages and payroll tax expenses to increase following this Offering.

Six Months ended June 30, 2020 Compared to Six Months ended June 30, 2019

General and Administrative Expenses: General administrative expenses were $620,432 for the six months ended June 30, 2020 compared to $199,715 for the six months ended June 30, 2019 – an increase of $420,717. The Gatsby Platform was launched in December 2019, and general and administrative expenses for the six months ended June 30, 2019 primarily consisted of compensation to software development contractors to build and develop the Gatsby Platform, salaries, business development, data vendors, rent, and payments to necessary software vendors operate the Gatsby Platform. For the six months ended June 30, 2020, general and administrative expenses consisted of similar expenses, with the exception that salaries and other payroll related costs as well as costs related to data and software vendors increased significantly due to the increase in operational activity and costs of running the Gatsby Platform following its launch in December 2019.

Sales and Marketing Expenses: Sales and marketing expenses were $113,456 for the six months ended June 30, 2020 compared to $10,349 for the six months ended June 30, 2019 – an increase of $103,107. Sales and marketing expenses during these periods consisted primarily of online advertisements on Facebook, Google, Instagram, and Reddit. The increase in sales and marketing expenses during the six months ended June 30, 2020 is the result of the launch of the Gatsby Platform, after which we increased our marketing and public relations efforts with a goal of increasing our user base. Prior to the launch of the Gatsby Platform in December 2019, the Company’s sales and marketing efforts were minimal.

Research and Development Expenses: Research and development expenses were $191,210 for the six months ended June 30, 2020 compared to $90,262 for the six months ended June 30, 2019 – an increase of $100,948. Research and development expenses for the six months ended June 30, 2019 consisted primarily of compensation to software development contractors to build and develop the Gatsby Platform, which was launched in December 2019. For the six months ended June 30, 2020, research and development expenses primarily consisted of compensation to website and application developers to continue to improve, troubleshoot, and run the platform. In addition, the Company began paying monthly fees to ViewTrade Securities, Inc. once the Gatsby Platform was launched in December 2019, which led to a significant increase in research and development expenses.

Interest Expense. Interest expense was $72,854 for the six months ended June 30, 2020 compared to $15,183 for the six months ended June 30, 2019, an increase of $57,671. Interest expense primarily consisted of debt discount amortization and interest accrued from convertible notes issued by the Company in 2018 and 2019, totaling $1,964,630 and $375,000, respectively. All of these notes converted into shares of Series Seed Preferred Stock in March 2020, which resulted in the full amortization of the remaining debt discount of $47,583 during the six months ended June 30, 2020.

As a result of the foregoing, the Company generated a net loss of $996,262 for the six months ended June 30, 2020 compared to a net loss of $315,509 for the six months ended June 30, 2019, a $680,753 increase in net loss.

Subsequent to June 30, 2020, the Company sold an additional 217,392 shares of Series Seed Preferred Stock under a Regulation D offering commenced in March 2020 for total proceeds of $100,000.

Liquidity and Capital Resources

At June 30, 2020 the Company’s cash on hand was $970,493. The Company is not generating revenues and requires the continued infusion of new capital to continue business operations. The Company has recorded losses since inception. As of June 30, 2019, the Company had working capital of $939,800 and a stockholders’ equity of $1,000,794 . The Company has historically been capitalized by issuances of convertible notes, equity securities, and Simple Agreements for Future Equity (SAFEs). The Company plans to continue to try to raise additional capital through crowdfunding offerings, equity issuances, or any other method available to the Company. Absent additional capital, the Company may be forced to significantly reduce expenses and could become insolvent.

Issuances of Equity, Convertible Notes, and SAFEs

Equity

Starting in March 2020, the Company commenced a Regulation D offering for the sale of its Series Seed Preferred Stock. The Company has raised approximately $770,000 through the sale of 1,673,928 shares of Series Seed Preferred Stock as of the date of this Offering Circular. In connection with this offering, the Company issued SI Securities, LLC 8,695 shares of Series Seed Preferred Stock as compensation for placement agent services. The 8,695 shares of Series Seed Preferred Stock issued to SI Securities, LLC have been deemed compensation by FINRA and are subject to certain lock-up restrictions, as described under “Plan of Distribution and Selling Securityholders”.

During the six months ended June 30, 2020, the Company also issued 217,392 shares of Series Seed Preferred Stock to a ViewTrade as a prepayment for fees to be owed to ViewTrade from June 1, 2020 to December 31, 2020 pursuant to the Broker Dealer Agreement between the Company and ViewTrade. The shares were valued at total fair value of $100,000 based on the recent selling price of the Series Seed Preferred Stock. During the six months ended June 30, 2020, the Company amortized $14,285 of the prepaid value to stock-based compensation, with a remaining prepaid balance of $85,715 as of June 30, 2020.

Convertible Notes

During 2019 and 2018, the Company entered into a series of convertible note agreements with third parties and a related party totaling $1,964,630 and $375,000, respectively. A principal amount of $376,790 was issued via the Online Platform affiliated with SI Securities, LLC, which acted as a funding intermediary for a portion the 2019 note offering. In connection with the 2019 note offering, the Company issued SI Securities, LLC a convertible note with a principal amount of $18,839.50 as compensation for placement agent services. In March 2020, all convertible notes issued by the Company converted (totaling approximately $2,430,000 in principal and interest) converted into Series Seed Preferred Stock, resulting in the issuance of 9,638,093 shares of Series Seed Preferred Stock of the Company. As a result of the conversion, the note held by SI Securities, LLC converted into 70,377 shares of Series Seed Preferred Stock.

SAFEs

On March 1, 2018, the Company assumed $20,000 in SAFE agreements from a related party entity (a predecessor LLC of the Company that has been dissolved). The proceeds were used to commence the Company’s operations. In March 2020, these $20,000 in SAFE agreements converted into Series Seed Preferred Stock of the Company, resulting in the issuance of 43,478 shares.

Indebtedness

PPP Loan

On April 24, 2020, we entered into a Small Business Administration (“SBA”) loan under the Paycheck Protection Program (“PPP”) in the amount of $106,210 with Radius Bank, a member of the Federal Deposit Insurance Corporation. The loan will mature 2 years from the date it was issued (April 24, 2020) and will accrue interest at a rate of 1% per year. The Paycheck Protection Program Flexibility Act of 2020 authorized the Company to apply for forgiveness of the funds utilized over the course of 24 weeks so long as the full-time equivalent staffing level remains the same (or increases) and that at least 60% of the funds are utilized to pay payroll costs. The Company subsequently applied for loan forgiveness, and has received a preliminary opinion from Radius Bank that the Company is eligible for loan forgiveness in the amount of $86,573.28 on July 8, 2020. The loan forgiveness application was submitted by Radius Bank to the SBA on August 8, 2020. However, the Company has not yet been granted forgiveness of this amount, and the forgiveness will not granted until a final determination is made that the Company utilized the funds in accordance with defined loan forgiveness guidance issued by the government. No payments on this loan are due for 6 months from the issuance date. Thereafter, the loan balance must be repaid within 18 months, in monthly installments. As of the date of this Offering Circular, the entire balance of the $106,210 note is remaining.

Plan of Operations and Milestones

The Company has not yet generated any revenues. We have established the following milestones in our plan of operations for the next 12 months:

•

If we raise the minimum amount set out in “Use of Proceeds”, we will use those proceeds to fund our operational costs and continue to try to grow our user-base. We would likely need to seek additional funding in the future in order to allow Gatsby Securities, LLC to procure a clearing deposit with a clearing broker (Apex Clearing), which will then allow the Company to collect revenue generated by the Gatsby Platform’s trade flow ($.50+ per contract traded). We believe we could fund the clearing deposit within 12 months of the closing of the minimum offering. If we raise $3,000,000 or more, we would fund the clearing deposit immediately.

•

After funding the clearing deposit, Gatsby will invest in user acquisition, which it also expects will lead it lead to revenue from trading activity from its increased user base. We will hire 2 additional engineers to improve the Gatsby Platform and develop additional features as well as 1 or 2 additional brokerage operations staff to help with customer support. We will also increase our marketing spend. We estimate our monthly burn (i.e. the amount per month that the Company spends money in excess of its income) will grow by about 75% as a result of these investments into the areas of product development, marketing and brokerage operations, as our user base grows. If we raise at least $1,000,000, given the Company’s current customer lifetime value and user acquisition costs, we believe that we can achieve profitability with 35,000 customer accounts which at our current growth rate, is achievable in May of 2021.

Since the net proceeds from the minimum offering amount ($850,000) will not allow us to fund a clearing deposit with a clearing broker ($1,000,000), if we only raise the minimum offering amount, we will not be able to achieve profitability without seeking additional funding, as we cannot generate revenues until we have funded a clearing deposit. In our opinion, it will be necessary to raise additional funds in the next six months to implement the plan of operations set out above, if we only raise the minimum. If we raise $3,000,000 or more, we intend to fund the clearing deposit immediately, and believe we could achieve the plan of operations set out above without raising additional capital in the next six months. In such a scenario, our estimated path to profitability is summarized below:

User Acquisition (1)	LTV (Lifetime Value of a Customer) (2)
Cost / Install: $5.33	Average trades / week / user: 2.83
Cost / Sign-up: $13.17	Average contracts / trade: 4.28
Cost / Approved account: $23.21	Average contracts / funded client / annually: 630
Cost / Funded account: $42.00	Average PFOF / contract: $0.55 (3)
Yearly Gross Revenue per Client: $346.66
LTV (Gross Revenue): $674.82
LTV (Net Revenue): $593.29

(1)	Customer acquisition costs were calculated using the paid marketing data that we have collected since our launch across all paid marketing channels, including paid social media ads and paid search ads. These figures are tracked within the administration platforms of each marketing channel (e.g. Facebook, Google, Instagram, Twitter).
(2)	“Lifetime Value of a Customer” is calculated using the average customer behavior (trading activity) since our launch as well as our average user “churn” since launch. “Churn” (or a “churned” user) is defined as a user who has removed the funds from their account and has not opened the Gatsby Platform application in 30 days. We track all of the above numbers within our brokerage back office. For the LTV calculations included in the model above, we have not included revenue generated from interest earned on “float”– i.e. cash balances in user’s accounts – or stock loans, as we do not receive any significant revenue from this source, and do not expect to in the future. We also do not include the future revenue potential of premium accounts (i.e. “Gatsby Gold”) since we do not currently have a timeline for the release of such a feature.
(3)	Payment for Order Flow (PFOF) refers to the process of sending orders to market makers in exchange for payments (in the form of rebates). This PFOF calculation assumes average PFOF rebates of $0.55 which we believe to be the current average in the industry based on our informal discussions with the various market makers and industry experts.

The above model reflects management’s current views and are meant for illustrative purposes. It is in no way meant to represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

Trend Information

The options industry and particularly retail options have been increasing in volume consistently for the last decade. This growth is anticipated to continue for the foreseeable future as markets become increasingly volatile. We believe there is a huge trend towards young investors joining commission-free options trading apps (such as Robinhood). In the first quarter of 2020, Robinhood users traded 9 times as many shares as E-Trade customers and 40 times as many shares as Charles Schwab customers, per dollar in the average customer account. They also bought and sold 88 times as many risky options contracts as Schwab customers, relative to the average account size, according to an analysis of new filings from nine brokerage firms by the research firm Alphacution for The New York Times, published in a July 2020 article by the New York Times titled “Robinhood Has Lured Young Traders, Sometimes With Devastating Results”. The Company is hoping to capitalize on this growing trend, and attract these young investors to its platform.

Further, the COVID-19 pandemic has in some ways been beneficial for the Company. The market volitivity created by the pandemic has driven options trading volume. The Company experienced 20% month over month growth in options trading volume on the Gatsby Platform in March, April, and May of 2020. Elections also tend to cause market volitivity, which traditionally is beneficial for the options markets – and we expect that the we will continue to see options trading volume increase on our platform in the lead up to the 2020 U.S. Presidential Election.

The Company is currently pre-revenue, but plans on funding a clearing deposit (through Gatsby Securities, LLC) with a clearing broker by January 2021, which will allow it to begin generating revenues, as described above.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Date Appointed to Current Position	Approximate hours per week for part-time employees
Executive Officers
Jeff Myers	Co-Chief Executive Officer	32	February 2018	N/A
Ryan Belanger-Saleh	Co-Chief Executive Officer	32	February 2018	N/A
Davis Gaynes	Chief Operating Officer	58	February 2018	N/A
Directors
Ryan Belanger-Saleh	Director	32	February 2018	N/A
Jeff Myers (1)	Director	32	March 2020	N/A
Steven Streit (2)	Director	58	March 2020	N/A
Significant Employees
Jeffrey Kleiss	Chief Technology Officer	46	May 2019	N/A

(1)	Mr. Streit was elected pursuant to an investors’ rights agreement entered into between the Company and holders of the Company’s Preferred Stock. The agreement provides that by SWS Holding Company, LLC shall have the right to designate one director of the Company, and the holders of the Preferred Stock will vote to elect such designee. Mr. Streit is the designee of SWS Holding Company, LLC.

(2)	Mr. Myers was elected pursuant to an investors’ rights agreement entered into between the Company and holders of the Company’s Preferred Stock. The agreement provides that the founders of the Company, consisting of Ryan Belanger-Saleh and Mr. Myers, shall have the right to designate two directors of the Company, and the holders of the Preferred Stock will vote to elect such designee. Mr. Myers is one such designee.

Ryan Belanger-Saleh, Co-Founder, Co-Chief Executive Officer, Director

Ryan Belanger-Saleh is a co-founder and a co-Chief Executive Officer of Gatsby Digital, Inc. Ryan co-founded the Company in February 2018, and has a history of entrepreneurship and executive management in the fintech industry. From June 2014 to March 2016, Ryan acted as Chief Technology Officer for Blue Technologies LLC, a software platform designed to support direct investment within the brokerage and wealth management community. As CTO, Ryan handled all technology development for the company, which provided the first electronic syndication platform in the equity crowdfunding space. In March 2016, Ryan left Blue Technologies to start Dealtable, Inc. with Jeff Myers, a deal management platform that allows users to securely collaborate, market, and close deals faster, where he acted as co-CEO until his departure in February 2018, leaving to co-found the Company with Jeff Myers.

Ryan earned a Bachelor’s of Arts in Economics from Northeastern University.

Jeff Myers, Co-Founder and Co-Chief Executive Officer

Jeff Myers is a co-founder and Co-Chief Executive officer of Gatsby Digital, Inc. Jeff co-founded the Company in February 2018. As Co-Chief Executive Officer, he shares responsibility with Ryan Belanger-Saleh for managing the day-to-day operations of the Company, and plays a key role in managing technology development, marketing and branding strategies, and fundraising / investor relations for Gatsby Digital Inc. Prior to co-founding the Company, beginning in 2014, Jeff served as an Emerging Platforms Lead at NBCUniversal, where he lead a Led a team of developers and designers to build and deploy innovative new products for various business units at. NBCUniversal. Jeff left NBCUniversal in October 2015, and subsequently founded DealTable, Inc. with Ryan Belanger-Saleh , where he acted as co-CEO until his departure in February 2018, where he handled development and launch of data room software and oversaw sales strategy and implementation for customers. Jeff left DealTable to co-found the Company in February 2018.

Jeff earned his B.A. in English from Trinity College-Hartford.

Davis Gaynes, Chief Operating Officer

Davis Gaynes serves as the Company’s Chief Operating Officer, a position he has held since its inception in February 2018. As COO, Davis manages the daily operations of our broker-dealer (currently, ViewTrade, but in the future, this will be Gatsby Securities) and develops and manages relationships with various vendors. Davis is an experienced Chief Operating Officer, and has served in managerial roles in a number of noteworthy companies in his career, such as Instinet. From February 2013 to December 2015, Davis served as President of Chaikin Analytics, a stock trading idea platform named one of “Two Top Websites for Quantitative Analysis” by Barron’s. There, he was responsible for all day to day aspects of running the company, from sales and marketing to product development and operations. Next, Davis served as Chief Operating Officer of Weiss Analytics from April 2016 to October 2017, a home price analytics company that produces house specific home price indexes, among other things.

Steven Streit, Director

Steven Streit joined our Company as a director in March 2020. In addition to serving as a director of our Company, Steven is a Founder and General Partner of SWS Venture Capital, the Founder and Chief Executive Officer of Green Dot Corporation and the Founder and Chairman of Green Dot Bank. Steve began Green Dot in 1999 and invented the prepaid debit card industry, bringing the first reloadable prepaid debit card to retail stores nearly 20 years ago. Since those early days, Green Dot has grown from a start-up that began at a table in Steve’s bedroom into a financial technology leader with multiple products, services, and millions of customers—including its revolutionary Banking as a Service cloud-based platform. Additionally, Steve serves on the board of the Federal Reserve Bank of San Francisco’s Los Angeles branch, has been named a two-time EY entrepreneur of the Year and is ranked among Bank Innovation’s 10 Most Innovative CEO’s in Banking. Through his family charity, Patti’s Way, a 501(c)(3) charitable foundation, Steve advocates for, and provides grants to children and their single parent or guardian who apply at PattisWay.org.

Jeffrey Kleiss, Chief Technology Officer

Jeffrey Kleiss joined our Company in May 2019 as its Chief Technology Officer as a full-time employee. Jeffrey Kleiss has spent more than 2 decades in software engineering and management, and has worked at numerous notable companies, including working as an engineer at Amazon where he worked on their customer identification and fraud prevention systems. Prior to joining Gatsby, Mr. Kleiss worked as a developer Lead for a Google open source project “Slotted”. Subsequently, Mr. Kleiss was a Team Lead for Apex Clearing Corporation from March 2017 to March 2018, where he created mircoservices to handle customer identification fulfilling CIP banking requirements. He joined RelaDev in 2016, a project to implement a competitor to Slack, where he still provides services as a Lead Developer today in his spare time. Mr. Kleiss graduated from Colorado Technical University with a Bachelors of Science in Computer Science in 1997. He is not an executive officer of the Company.

Advisory Relationships

While the Company does not have a formal advisory board, it has advisory relationships with professionals that have been involved in venture technology and investing. We have access to these advisors for their advice and counsel, but such advisers have no management control over the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2019, we compensated our three highest-paid directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Jeff Myers	Co-Chief Executive Officer	80,000	-	80,000
Ryan Belanger-Saleh	Co-Chief Executive Officer	80,000	-	80,000
Davis Gaynes	Chief Operating Officer	80,000	-	80,000

For the fiscal year ended December 31, 2019, we paid Ryan Belanger-Saleh, our sole director at the time, $80,000. None of this compensation was for his services as a director of the Company.

Other than cash compensation, no other compensation was provided to the executive officers of the Company for their services to the Company in such capacities. In addition, no directors of the Company have received compensation from the Company for their services as directors of the Company.

Stock Option Plan

In 2019, the Board of Directors adopted the Gatsby Digital, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the grant of equity awards to eligible award recipients, including stock options, restricted stock, stock appreciation rights, and restricted stock units to purchase shares of common stock. Up to 1,123,050 shares of common stock were initially authorized under the 2019 Plan. In 2020, the number of authorized shares available under the plan was increased to 2,623,050. The 2019 Plan is administered by the Board of Directors, and expires ten years after adoption, unless terminated earlier by the Board. Grants under the plan vest 1/48th monthly, with a 1 year cliff. There is no performance bonuses for the Company’s equity incentive options. The Board determines the amount of grants under the 2019 Plan on a case by case basis.

Other than set forth above, there is no proposed compensation to be made in the future pursuant to any ongoing plan or arrangement to the officers or directors of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of October 1, 2020, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities. The Company’s voting securities include all shares of the Company’s Common Stock, Series Seed Preferred Stock, and Series A Preferred Stock.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (1)	Percent of class (2)
Ryan Belanger-Saleh, 28 Liberty St, New York, NY 10005	Common	3,335,938	1,875	29.09%

Jeff Myers, 28 Liberty St, New York, NY 10005	Common	3,335,938	1,875	29.09%

Davis Gaynes, 28 Liberty St, New York, NY 10005	Common	2,330,000	0	20.31%
	Series Seed Preferred	21,739	0	0.19%

Steven Streit, 28 Liberty St, New York, NY 10005 (3)	Series Seed Preferred	2,447,463	0	21.00%

Alex Wohl, 15 44 S Broadway Suite 100 White Plains NY 10601	Common	1,625,866	0	14.11%
	Series Seed Preferred	218,422	0	1.87%

Officers and Directors as a Group	Common	9,001,876	3,750	78.49%
	Series Seed Preferred	2,469,202	0	21.19%

(1)	Represents shares acquirable pursuant to the Company’s 2019 Equity Incentive Plan.
(2)	Percent of class calculations are based on 11,466,966 shares of Common Stock outstanding and 11,651,963 shares of Series Seed Preferred Stock outstanding as of as of October 1, 2020.
(3)	Represents shares held by SWS Holding Company, LLC, a Company owned and controlled by Mr. Streit, who is a Manager of this entity, and has voting and dispositive control of over the shares held by this entity.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During 2019 and 2018, the Company entered into a series of convertible note agreements with third parties and related parties totaling $1,964,630 and $375,000, respectively. A principal amount of $376,790 was issued via the Online Platform affiliated with SI Securities, LLC, which acted as a funding intermediary for a portion of this offering. In connection with the offering, the Company issued SI Securities, LLC a convertible note with a principal amount of $18,839.50 as compensation for placement agent services. In March 2020, all convertible notes issued by the Company (totaling approximately $2,430,000 in principal and interest) converted into Series Seed Preferred Stock, resulting in the issuance of 9,638,093 shares of Series Seed Preferred Stock of the Company. As a result of the conversion, the note held by SI Securities, LLC converted into 70,377 shares of Series Seed Preferred Stock.

The Company issued a convertible promissory note to a greater than 10% holder of the Company’s Common Stock on December 13, 2018, in the principal amount of $25,000. The note accrued interest at 6% per annum. On March 31, 2020, the note converted into 196,683 shares of the Company’s Series Seed Preferred Stock.

On March 1, 2018, the Company assumed $20,000 in SAFE agreements from a related party entity (a predecessor LLC of the Company that has been dissolved). These were two SAFE Agreements – one with a greater than 10% holder of the Company’s Common Stock ($10,000 in principal) and one with a director of the Company. In March 2020, these in SAFE agreements converted into Series Seed Preferred Stock of the Company, resulting in the issuance of 43,478 shares.

SECURITIES BEING OFFERED

General

The Company is offering shares of Series A Preferred Stock in this offering. The Series A Preferred Stock may be converted into shares of the Common Stock of the Company at the discretion of each investor, or automatically upon the occurrence of certain events, like an initial public offering. The Company is qualifying up to 5,434,782 shares of Series A Preferred Stock, convertible into an additional 5,434,782 shares of Common Stock, under the Offering Statement of which this Offering Circular is a part.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Gatsby’s Amended and Restated Certificate of Incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Gatsby’s capital stock, you should refer to the Amended and Restated Certificate of Incorporation and bylaws of the Company and to the applicable provisions of Delaware law.

The authorized capital stock of the Company consists of 26,800,000 shares of Common Stock, par value $0.00001 per share, and 23,669,565 shares of Preferred Stock, par value $0.00001 of which 10,869,565 shares is designated as Series A Preferred Stock 12,800,000 is designated as Series Seed Preferred Stock.

As of October 1, 2020, the outstanding shares of the Company included:

Class	Authorized	Issued and Outstanding
Series A Preferred Stock	10,869,565	0
Series Seed Preferred Stock	12,800,000	11,651,963
Common Stock	26,800,000	11,466,966

Common Stock

Voting Rights

Each holder of the Company’s Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in the Company’s Amended and Restated Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of the Series A Preferred Stock and Series Seed Preferred Stock are entitled to a liquidation preference that is senior to holders of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Preferred Stock

Series A Preferred Stock

Voting Rights

Each holder of Series A Preferred Stock will be entitled to one vote for each share of Common Stock into which such share of Series A Preferred Stock could be converted. In addition, pursuant to the investors’ rights agreement to be executed by investors in this offering, and to which holders of the Series Seed Preferred Stock are a party, holders of Series A Preferred Stock agree to vote for two (2) directors designated by the founders of the Company, Ryan Belanger-Saleh and/or Jeff Myers, and one (1) director designated by SWS Holding Company, LLC, so long as it holds at least 7.5% of the outstanding shares of the Company’s Series Seed Preferred Stock.

Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Additionally, the holders of the Series A Preferred Stock are entitled to certain protective provisions that require the Company to obtain the written consent or affirmative vote of a majority of the outstanding shares of Series A Preferred Stock prior to effecting certain corporate actions, comprised of the following:

(a)	alter the rights, powers or privileges of the Series A Preferred Stock in a way that adversely affects the Preferred Stock;

(b)	increase or decrease the authorized number of shares of any class or series of capital stock;

(c)	authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the Amended and Restated Certificate of Incorporation of the Company, as then in effect, that are senior to or on a parity with any series of Preferred Stock;

(d)	redeem or repurchase any shares of Common Stock or Series A Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement);

(e)	declare or pay any dividend or otherwise make a distribution to holders of Series A Preferred Stock or Common Stock;

(f)	increase or decrease the number of directors of the Company;

(g)	liquidate, dissolve, or wind-up the business and affairs of the Company

On any matter submitted to the preferred stockholders for a vote, the holders of the Series A Preferred Series will vote together with the Seed Preferred Stock as a single class, including the election of directors. As a result, any such vote will be controlled by the Seed Preferred Stockholders, as there are 11,651,963 shares of Series Seed Preferred Stock outstanding as of the date of this offering circular, and a maximum of 5,434,782 shares of Series A Preferred Stock will be outstanding at the termination of this offering.

In addition, pursuant to the investors’ rights agreement, investors will grant the Chief Executive Officer of the Company a proxy to vote all of such investor’s shares of stock on behalf of such investor if such investor fails to vote or attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of the agreement, and does not cure such inconsistency within 10 days.

These two preceding voting restrictions will terminate immediately prior to the closing of an initial public offering of the Company’s Common Stock pursuant to an effective registration statement filed under the Securities Act.

Dividend Rights

Holders of Series A Preferred Stock will be entitled to receive dividends as may be declared from time to time by the Board of Directors out of legally available funds of the Company. The Company may not pay dividends on shares of Common Stock unless the holders of Series A Preferred Stock and Series Seed Preferred Stock first, or simultaneously, receive dividends on each share of Series A Preferred Stock and Series Seed Preferred Stock held by such holder. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Conversion Rights

Shares of Series A Preferred Stock will be convertible, at the option of the holder, at any time, unless earlier automatically converted as described below, into fully paid and nonassessable shares of the Company’s Common Stock at the then-applicable conversion rate. The conversion rate is determined by dividing the Series A Original Issue Price by the Conversion Price. The “Series A Original Issue Price” shall mean $0.92 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, as described below. The “Conversion Price” for the Series A Preferred Stock shall initially mean the Series A Original Issue Price, subject to adjustment. The conversion rate is subject to adjustment in the event of stock splits, reverse stock splits or the issuance of a dividend or other distribution payable in additional shares of Common Stock, as described below.

Additionally, each share of Series A Preferred Stock will automatically convert into Common Stock:

i)	immediately upon the closing of a firm commitment underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act; or
ii)	upon the affirmative election of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class and on an as-converted basis.

In either of these events, the shares will convert in the same manner as a voluntary conversion.

The Conversion Price of the Series A Preferred Stock may be adjusted pursuant to the terms of our Amended and Restated Certificate of Incorporation in a number of scenarios. Such scenarios include:

•	Adjustment for Stock Splits and Combinations. If the Company effects a subdivision or combination of the outstanding Common Stock, the Conversion Price will be adjusted so that the number of shares that the Company’s Preferred Stock previously was convertible into will remain the same, as determined by the terms of our Amended and Restated Certificate of Incorporation.
•	Adjustment for Certain Dividends and Distributions. If the Company Corporation decides to issue a dividend or other distribution payable in securities of the Company, the applicable Conversion Price in effect immediately before such dividend or distribution will be adjusted as determined by the terms of our Amended and Restated Certificate of Incorporation.
•	Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion series of Preferred Stock of the Company is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation, the holder of the Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification.
•	Adjustment for Merger or Consolidation. If there is consolidation or merger involving the Company in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash, or other property, then, following any such consolidation or merger, each share of Preferred Stock will thereafter be convertible into the kind and amount of securities, cash or other property which a holder of Common Stock would have been entitled to receive pursuant to such transaction, with appropriate adjustment (as determined in good faith by the Board).

The foregoing information is qualified entirely by the terms of the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 2.1 to our offering statement of which this offering circular forms a part.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or certain other events (each a “Deemed Liquidation Event”) such as the sale or merger of the Company, all holders of Series A Preferred Stock and will be entitled to a liquidation preference that is senior to holders of the Common Stock. Holders of Series A Preferred Stock will receive a liquidation preference equal to the greater of (a) the Series A Original Issue Price (as defined above) for such share of Series A Preferred Stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event (the “Series A Liquidation Amount”).

If, upon such liquidation, dissolution, or winding up or Deemed Liquidation Event, the assets (or the consideration received in a transaction) that are distributable to the holders of Series A Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such funds will be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full amounts to which they would otherwise be entitled to receive.

After the payment of the full liquidation preference of the Series A Preferred Stock, the remaining assets of the Company legally available for distribution (or the consideration received in a transaction), if any, will be distributed ratably to the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

Drag Along Right

Investors in this offering will execute an investors’ rights agreement that contains a “drag-along provision” related to the sale of the Company. Investors who purchase Series A Preferred Stock (or who hold Common Stock into which the Series A Preferred Stock may convert) agree that, if the board of directors and the majority of the holders of the Company’s Preferred Stock vote in favor of a sale of the Company, then such holders of Series A Preferred Stock will vote in favor of the transaction if such vote is solicited, refrain from exercising dissenters’ rights with respect to such sale of the Company and deliver any documentation or take other actions reasonably requested by the Company or the other holders in connection with the sale.

Information Rights

The Company also agrees in the investors’ rights agreement to grant certain information rights to investors in this offering, including: (1) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it will provide those in lieu of the unaudited versions.

Restrictions on Transfer - Market Stand Off

Pursuant to the investors’ rights agreement, holders of the Series A Preferred Stock agree not to, sell or otherwise transfer or dispose of any capital stock of the Company owned by such holder for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act relating to the registration by the Company for its own behalf of shares of its Common Stock or other equity securities on a registration statement on Form S-1 or S-3. Investors agree to execute any agreements as may be reasonably requested by the underwriters of the IPO to effect the market stand-off.

Series Seed Preferred Stock

The terms of the Series Seed Preferred Stock and Series A Preferred Stock are substantially the same. The following description of the Series Seed Preferred Stock is only intended to highlight terms of the Series Seed Preferred Stock that differ from the Series A Preferred Stock. Unless otherwise noted below, the terms of the Series Seed Preferred Stock are identical to the terms of the Series A Preferred Stock laid out above.

Voting Rights

Identical to Series A Preferred Stock. Series Seed Preferred stockholders are also party to the investors’ rights agreement.

Dividend Rights

Identical to Series A Preferred Stock.

Conversion Rights

Identical to Series A Preferred Stock, except that the “Original Issue Price” for the Series Seed Preferred Stock shall mean $0.46.

Right to Receive Liquidation Distributions

The Series Seed Preferred Stock has identical rights to the Series A Preferred Stock with respect of a liquidation, dissolution or winding up of the Company, and therefore is on parity with the Series A Preferred Stock with respect to distributions outlined above.

Drag Along Right

Identical to Series A Preferred Stock.

Information Rights

Identical to Series A Preferred Stock (pursuant to the investors’ rights agreement).

Right of First Refusal

The investors’ rights agreement executed by holders of the Series Seed Preferred Stock grants “Major Investors” in our Series Seed Preferred Stock (defined as an investor holding 581,395 or more shares of Series Seed Preferred Stock) the right of first refusal to purchase Major Investor’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined below) that the Company may issue in the future.

A Major Investor’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the shares owned by such Major Investor, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants.

“New Securities” are any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock, subject to certain exceptions. For example, “New Securities” would not include: (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of any and all series of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of the investors’ rights agreement was signed, and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or similar recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, or consultants of, or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; (e) shares of the Company’s Series Seed Preferred Stock issued pursuant to the Series Seed Subscription Agreement; (f) any other New Securities (and/or options or warrants therefor) issued or issuable in connection with the Company’s business other than primarily for equity financing purposes and approved by the Board; and (g) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

The Company will send Major Investors, or their proxies, if applicable, a notice describing the type of New Securities and the price and the general terms upon which the it proposes to issue the New Securities. An investor will have fourteen (15) days from the date of notice, to agree to purchase a quantity of New Securities, up to their Pro Rata Share. If an investor fails to exercise in full the right of first refusal within the 15-day period, then the Company will have one hundred twenty (90) days after that to sell the New Securities with respect to which the investor’s right of first refusal was not exercised. If the Company has not issued and sold the New Securities within the 90-day period, then the Company will not issue or sell any New Securities without again first offering those New Securities to investors in accordance with the terms of the investors’ rights agreement.

The Company currently has one stockholder that would qualify as a “Major Investor”, and may exercise this right to purchase up to 10% of the shares of Series A Preferred Stock sold in this offering. As of the date of this Offering Circular, this investor has not declared his intention to exercise this right.

The rights described herein will terminate immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

Restrictions on Transfer - Market Stand Off

Identical to Series A Preferred Stock.

Provisions of Note in Our Investors’ Rights Agreement

Investors in this offering will be required to enter into an investors’ rights agreement. Pursuant to this agreement, holders of our Preferred Stock agree to vote for two (2) directors designated by the founders of the Company, Ryan Belanger-Saleh and/or Jeff Myers, and one (1) director designated by SWS Holding Company, LLC, a shareholder of the Company, so long as it holds at least 7.5% of the outstanding shares of the Company’s Series Seed Preferred Stock. In addition, investors will grant the Chief Executive Officer of the Company a proxy to vote all of such investor’s shares of stock on behalf of such investor if such investor fails to vote (or attempts to vote, but does so improperly). Our investors’ rights agreement is included as Exhibit 3.1 to our offering statement of which this offering circular forms a part.

Provisions of Note in our Amended and Restated Bylaws – Restrictions on Transfer and Company’s Right of First Refusal

The Company’s Amended and Restated Bylaws contains restrictions on transfer of the capital stock of the Company, including the Series A Preferred Stock being offered by the Company.

No holder of any of the shares of stock of the Company may sell, transfer, assign, pledge, or otherwise dispose of any of the shares of stock of the Company without the prior written consent of the Company. The company may withhold consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the Company to withhold its consent include a proposed sale or transfer to a potential competitor of the Company, or if such sale or transfer increases the risk of the Company having a class of security held of record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC).

If a stockholder desires to transfer any shares, then the stockholder must first give written notice to the Company. The notice must name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any shares proposed to be transferred will first be subject to the Company’s right of first refusal, whereby for 30 days following receipt of such notice, the Company has the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice. In the event the Company does not elect to acquire any or all of the shares specified in the transferring stockholder’s notice, the transferring stockholder may, subject to the Company’s approval, transfer the shares as originally intended within 60 days following the expiration of the 30 day notice period, or from the date the Company informs the stockholder that it does not intend to exercise its right of first refusal. There are certain exemptions, however. A stockholder’s transfer of less than 1,000,000 shares of the Company’s Preferred Stock, transfers to affiliates of the stockholder (if stockholder is an entity), and a transfer of stock from one custodian to another, provided there is no change to the underlying beneficial owner of the shares, are each transactions that are exempt from the right of first refusal laid out above.

GATSBY DIGITAL, INC.

GATSBY DIGITAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019 AND 2018 AND FOR THE YEAR ENDED

DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2018) TO DECEMBER 31, 2018

GATSBY DIGITAL, INC.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Management
of Gatsby Digital, Inc.

We have audited the accompanying consolidated financial statements of Gatsby Digital, Inc. and subsidiaries (“the Company”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2019 and period from February 8, 2018 (inception) to December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and period from February 8, 2018 (inception) to December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

July 21, 2020

GATSBY DIGITAL, INC.

CONOSLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

	December 31, 2019	December 31, 2018
Assets:
Current assets
Cash and cash equivalents	$1,050,838	$267,144
Prepaid expenses and other current assets	38,008	-
Notes receivable	-	5,000
Total current assets	1,088,846	272,144

Other assets	120,000	-
Total assets	$1,208,846	$272,144

Liabilities and Stockholders’ and Members’ Deficit:
Current liabilities
Accounts payable	$31,212	$-
Accrued liabilities	76,874	5,825
Total current liabilities	108,086	5,825

Long term liabilities
Commission payable, net of current portion	-	-
Notes payable, net of current portion	-	-
Convertible debt, net of discount of $47,583	2,267,046	350,000
Convertible debt - related parties	25,000	25,000
Simple agreements for future equity (SAFEs) - related parties	20,000	20,000
Total liabilities	2,420,132	400,825

Commitments and contingencies (Note 4)	-	-

Stockholders’ and members’ deficit:
Common stock, $0.00001 par value; 10,000,000 shares authorized, 10,745,748 issued and outstanding as of December 31, 2019 and 2018, respectively	107	107
Additional paid-in capital	23,419	20,100
Accumulated deficit	(1,234,812)	(148,888)
Total stockholders’ and members’ deficit	(1,211,286)	(128,681)
Total liabilities and stockholders’ and members’ deficit	$1,208,846	$272,144

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2018) TO DECEMBER 31, 2018

	For the Year Ended December 31, 2019	For the Period Ended December 31, 2018
Revenues	$-	$-

Operating expenses:
General and administrative	689,469	54,734
Sales and marketing	35,713	2,486
Research and development	292,431	85,843
Total operating expenses	1,017,613	143,063

Loss from operations	(1,017,613)	(143,063)

Other income (expense):
Interest expense	(70,893)	(5,825)
Other income (expense)	2,582	-
Total other income (expense)	(68,311)	(5,825)

Net loss	$(1,085,924)	$(148,888)

Weighted average shares outstanding - basic and diluted	10,745,748	10,435,737
Weighted average net loss per share - basic and diluted	$(0.10)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2018) TO DECEMBER 31, 2018

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Inception - February 8, 2018	-	$-	$-	$-	$-

Shares issued to founders	10,000,000	100	-	-	100
Shares issued for cash	638,298	6	19,994	-	20,000
Shares issued for compensation	107,450	1	106	-	107
Stock-based compensation	-	-	-	-	-
Net loss	-	-	-	(148,888)	(148,888)
Balance, December 31, 2018	10,745,748	107	20,100	(148,888)	(128,681)

Shares issued for compensation	1,330,000	13	2,647	-	2,660
Common shares returned by founders	(1,330,000)	(13)	13	-	-
Stock-based compensation	-	-	659	-	659
Net loss	-	-	-	(1,085,924)	(1,085,924)
Balance, December 31, 2019	10,745,748	$107	$23,419	$(1,234,812)	$(1,211,286)

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND THE PERIOD FROM INCEPTION (FEBRUARY 8, 2018) TO DECEMBER 31, 2018

	For the Year Ended	For the Period Ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,085,924)	$(148,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of debt discount	9,516	-
Stock-based compensation	3,319	107
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	30,992	(5,000)
Accounts payable	31,212	-
Accrued liabilities	71,049	5,825
Net cash used in operating activities	(939,836)	(147,956)

CASH FLOWS FROM INVESTING ACTIVITIES:
Other assets	(120,000)	-
Net cash used in investing activities	(120,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debt - related parties	-	25,000
Proceeds from convertible debt	1,843,530	350,000
Proceeds from SAFEs - related parties	-	20,000
Proceeds from the sale of common stock	-	20,100
Net cash provided by financing activities	1,843,530	415,100

Increase in cash and cash equivalents	783,694	267,144
Cash and cash equivalents, beginning of year	267,144	-
Cash and cash equivalents, end of year	$1,050,838	$267,144

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non cash investing and financing activities:
Convertible debt issued for prepaid services	$64,000	$-
Conversion of accrued salary to member units	$-	$-

The accompanying notes are an integral part of these Consolidated Financial Statements.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Gatsby Digital, Inc., was formed on February 8, 2018 (“Inception”) in the State of Delaware.   The consolidated financial statements of Gatsby Digital, Inc., (which may be referred to as the “Company”, “we,” “us,” or “our” or “Gatsby”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in New York, New York.

Gatsby has built a mobile application to facilitate zero-commission options trading for new and experienced options traders alike. Gatsby cuts through the jargon and makes options trading simple, social and free.

Management Plans

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses from operations and has net cash used in operations since Inception. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through the commencement of revenue generating activities and debt and/or equity financing, including a proposed Regulation A offering and a Regulation D offering described in Note 6. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned operations, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. GAAP. The consolidated financial statements include the accounts of Gatsby Securities, LLC, a wholly-owned subsidy. All significant intercompany accounts and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

 GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Simple Agreements for Future Equity (“SAFEs”) are considered a level 3 liability as there are no observable direct or indirect inputs. Based on management’s estimates as of December 31, 2019 and 2018, the fair value of these instruments is considered to be the carrying value. Management’s estimates are based on the fact that market circumstances have not changed materially since the instruments were originated. Accordingly, there has been no change in valuation during the periods presented.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: changes in technology, competition from larger more well-funded competitors, regulations governing securities trading, and the ability to maintain compliance within a heavily regulated industry. These adverse conditions could affect the Company’s financial condition and the results of its operations.

On January 30, 2019 the World Health Organization declared the COVID-19 coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, there has been little disruption to the Company’s operations. The Company is actively monitoring the situation and how it affects the markets in which the Company operates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid, unrestricted investments with original maturities of three months or less, to be cash equivalents.

Internal Use Software

We incur software development costs to develop software programs to be used solely to meet our internal needs and cloud-based applications used to deliver our services. In accordance with Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, we capitalize development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed, the software will be used to perform the function intended, and the value will be recoverable. Reengineering costs, minor modifications and enhancements that do not significantly improve the overall functionality of the software are expensed as incurred. The Company has not capitalized any such costs to date.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

Offering Costs

The Company accounts for offering costs in accordance with Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs are capitalized as deferred. The deferred offering costs are netted against the proceeds of the offering in the consolidated statements of changes in stockholders’ deficit or the related debt, as applicable. No costs are capitalized as of December 31, 2019 or 2018.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

The Company reviews the terms of convertible debt and equity instruments it issues to determine whether there are derivative financial instruments, including an embedded conversion option that is required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where a host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue freestanding warrants that may, depending on their terms, be accounted for as derivative liabilities rather than as equity.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Simple Agreements for Future Equity (“SAFEs”)

The Company has issued several Simple Agreements for Future Equity (“SAFEs”). These funds have been classified as long-term liabilities. (See Note 3.)

The Company has accounted for its SAFEs as derivative liabilities under the FASB’s ASC section 815-40 and ASC section 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company will recognize revenue in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (ASC”) Topic 606, Revenue from Contracts with Customers. The amount of revenue recognized will reflect the consideration to which the Company expects to be entitled to receive in exchange for these goods and services, using the five-step method required by ASC 606 by identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when (or as) the Company satisfies a performance obligation. The Company adopted this standard at the beginning of fiscal year 2019, with no material impact to its financial position or results of operations, using the modified retrospective method. To date, the Company has not generated revenue from intended operations.

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future product offerings. Research and development costs consist primarily non-capitalizable costs associated with the Company’s application as well as costs incurred during the testing of the Company’s application. These costs are expensed as incurred until the resulting product has been completed, tested, and made ready for commercial use. Research and development costs expensed were $292,431 and $85,843 for the year ended December 31, 2019 and the period from Inception to December 31, 2018, respectively.

Stock-Based Compensation

The Company accounts for stock awards issued under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model. Restricted shares are measured based on the fair market value of the underlying stock on the grant date.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

The Company’s net deferred tax asset at December 31, 2019 and 2018 was approximately $306,000 and 33,000, respectively, which primarily consists of net operating loss carry forwards. As of December 31, 2019 and 2018, the Company provided a 100% valuation allowance against the net deferred tax assets, which management could not determine, would more likely than not be realized. During the years ended December 31, 2019 and 2018, the Company recorded an increase to the valuation allowance for approximately $273,000 and $33,000, respectively.

At December 31, 2019, the Company had federal and state net operating loss carry forwards of approximately $1,111,000. The federal and state net operating losses expire on various dates through 2039.

At December 31, 2019, the applicable federal and state rates used in calculating the deferred tax provision was 21% and 6.5%, respectively. The difference between the effective tax rate and the stated tax rate is primarily due to a full valuation allowance on the net deferred tax assets.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and New York state jurisdiction.  The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods since Inception.  The Company currently is not under examination by any tax authority for the last three years. The Company has filed its tax returns through 2019.

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statements of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which we incur a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted EPS calculations. For the years ended December 31, 2019 and 2018, there were 1,376,554 and 0 options or warrants excluded, respectively. The Company also has convertible debt and Simple Agreements for Future Equity outstanding, for which the ultimate number of shares for which these instruments will convert into is unknown.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of consolidated financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 for emerging growth companies, with early adoption permitted. The Company has reviewed the provisions of the new standard, but it is not expected to have a significant impact on the Company at the current time.

In June 2016, the FASB issued authoritative guidance regarding Financial Instruments - Credit Losses and has subsequently modified several areas of the standard in order to provide additional clarity and improvements. The new standard requires entities to use a current expected credit loss impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost within the scope of the standard. The entity’s estimate would consider relevant information about past events, current condition and reasonably and supportable forecasts, which all result in recognition of lifetime expected credit losses. The Company is evaluating the impact of adopting the new standard to its financial statement and does not expect a material impact.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2019, the FASB issued guidance that simplifies the accounting for income taxes by removing certain exceptions in existing guidance and improves consistency in application by clarifying and amending existing guidance. This guidance is effective for annual periods beginning after December 15, 2020, and interim periods within those annual periods, where the transition method varies depending upon the specific amendment. Early adoption is permitted, including adoption in any interim period. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period, and all amendments must be adopted in the same period. The Company has reviewed the provisions of the new standard, but it is not expected to have a significant impact on the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our consolidated financial statements.

NOTE 3 – DEBT AND OTHER LIABILITIES

Convertible Debts

During 2019 and 2018, to fund operations the Company entered into a series of contingently convertible note agreements with third parties and related parties totaling $1,964,630 and $375,000, respectively.

The 2018 convertible notes (“2018 Notes”) bear interest between 5% and 6%, contains both optional and automatic conversion features, do not allow for prepayment and mature between March and December of 2020. An automatic conversion can be triggered upon a qualified financing, defined as a transaction or series of transactions in which the Company sells Preferred Stock for aggregate proceeds of at least $250,000. In such instance the notes and interest thereon are convertible at the lesser of: 1) 80% (20% discount) of the price paid per share of the preferred stock in the qualified offering and 2) the price equal to the quotient of $3,000,000 divided by the total number of outstanding shares of the Company immediately prior to the qualified financing on a fully diluted basis. If a qualified financing does not occur prior to the maturity date, then at the option of the holder, the note shall be converted into shares of common stock equal to the quotient of $2,000,000 divided by the aggregate number of outstanding shares of the company’s common stock on a fully diluted basis on the election date. Of the 2018 Notes, $25,000 is held by a related party.

The 2019 convertible notes (“2019 Notes”) bear interest of 4%, contain both optional and automatic conversion features, do not allow for prepayment and mature between April and August of 2021. An automatic conversion can be triggered upon a qualified financing, defined as a transaction or series of transactions in which the Company sells Preferred Stock for aggregate proceeds of at least $750,000. In such instance the notes and interest thereon are convertible at the lesser of: 1) 100% of the price paid per share of the preferred stock in the qualified offering and 2) the price equal to the quotient of $6,000,000 divided by the total number of outstanding shares of the Company immediately prior to the qualified financing on a fully diluted basis. The holders of the majority of notes in the series, have the option to convert at the same term as above, if the Company sells Preferred Stock in a financing that is not a qualified financing.

Of the 2019 Notes, $64,000 was for the exchange of advisory services, whereby no cash was received, and $57,099 was for commissions due an intermediary funding platform for assisting in raising the 2019 Notes. The 2019 Notes related to advisory services were for services to be rendered over twelve months following the note date. The value of these notes was recorded as a prepaid and are being amortized over the service period. Accordingly, $26,652 was expensed to general and administrative during 2019 and $37,348 remains in prepaid expenses and other current assets in the accompanying balance sheet as of December 31, 2019. The $57,099 issued to the intermediary funding platform is considered a cost of capital and is being accreted up over the life of the note. During 2019, $9,516 of the discount was amortized with $47,583 remaining to be amortized through 2021.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2018 Notes and 2019 Notes are presented as long-term liabilities as they were converted into Series Seed Preferred Stock subsequent to December 31, 2019 as disclosed in Note 6.

Stated interest expense related to these notes for the years ended December 31, 2019 and 2018 was $61,377 and $5,825, respectively. In 2019, additional interest expense of $9,516 was recognized related to the accretion of discounts.

Simple Agreements for Future Equity

On March 1, 2018, the Company assumed $20,000 in SAFE agreements from a related party entity, the proceeds of which were used to commence the Company’s operations. The SAFE’s originated from two related parties.

Under the SAFEs, the funds contributed by the investors will convert to shares of preferred stock in a qualified priced preferred stock financing round of over $250,000, at 100% of the preferred round price.

While the SAFEs remain outstanding, if there is a liquidity event, as defined by the agreements, before expiration or termination of the instrument, the investor will, at its option, either receive a cash payment equal to the purchase amount or automatically receive from the Company a number of shares of common stock equal to the purchase amount divided by the liquidity price if the cash option is not selected.

If the Company dissolves or ceases operations, the SAFE holders, as a class, will have a preferential right to receive cash, up to the amount of their original investments, to the extent such funds are available to be paid. Cash payments to SAFE investors in this situation would hold a preferential position to payments to the holders of Common Stock.

As of December 31, 2019 and 2018, there has not been any priced round of preferred stock financing that would trigger a conversion of the SAFE funds to preferred stock. The SAFEs are marked-to-market each reporting period as described in Note 2. As of December 31, 2019 and 2018, management has determined that the carrying value is considered the fair value as there are no indications that the value has changed.

In 2020, the SAFE’s converted to Series Seed Preferred Stock as described in Note 6.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Contractual Obligations

In 2019, the Company entered into an agreement with a third-party Broker/Dealer to act as the Broker/Dealer for the purchase and sale of various securities as specified by the agreement. The agreement has an indefinite life, but can be terminated with 90-day notice. The agreement calls for monthly payments for the greater of $15,000 or the aggregate transaction costs based on the terms specified in the agreement. The agreement also called for a $120,000 deposit which is refundable 30 days after the termination of the agreement, which is included in Other Assets within the accompanying consolidated balance sheet.

Lease

In July 2019, the Company entered into a one-year lease for office space for monthly rent of $2,470. Upon expiration in 2020, the Company renewed the one-year lease with the same terms. Rent expense for the year ended December 31, 2019 was $16,290. There was no rent expense during 2018.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cancelled Purchase Agreement

In 2019, the Company entered into an agreement to purchase a third-party broker dealer entity. Under the terms of the agreement, the Company had 30 days to exercise its right to unwind the transactions. Such right was exercised within the specified time period. Prior to cancelling the purchase agreement, the Company had advanced the acquisition target approximately $31,500 for professional and legal services to assist in consummating the transaction. These advances were forgiven up the agreement’s cancelation. As the nature of these advances were related to professional fees procured for the purpose of effectuating this transaction, the amounts advanced were included in general and administrative in the accompanying statements of operations.

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

Upon Inception, the Company authorized the issuance of 10,000,000 shares of common stock with $0.00001 par value.

In March 2020, the Company authorized an increase to 26,800,000 shares of common stock, $0.00001 par value and 12,800,000 shares of Preferred Stock, $0.00001 par value. All of the Preferred Stock authorized was designated Series Seed Preferred Stock. Preferred stock maintains liquidation preferences at the Series Seed original issue price, prior to common stock and are convertible at any time into common stock at the conversion price or automatically converted upon a firm-commitment underwritten public offering.

Upon Inception, the Company issued 10,000,000 Common shares to its founders for $0.00001 per share. Of these, 1,330,000 was returned to the Company in 2019 for no consideration; and was issued to a service provider as described below.

Shares Issued for Cash

During the year ended December 31, 2018, the Company sold 638,298 shares of common stock for gross proceeds of $20,000.

Shares Issued for Services

During the years ended December 31, 2019 and 2018, the Company issued 1,330,000 and 107,450 shares of common stock for services, recognizing stock-based compensation of $2,660, and $107, respectively. Compensation expense related to these issuances was based on managements estimated fair value of the Company’s common stock at the time of issuance.

Stock Options

In 2019, the Board of Directors adopted the Gatsby Digital, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the grant of equity awards to eligible award recipients, including stock options, restricted stock, stock appreciation rights, and restricted stock units to purchase shares of common stock. Up to 1,123,050 shares of common stock were initially authorized under the 2019 Plan. In 2020, the number of authorized shares was increased to 2,623,050. The 2019 Plan is administered by the Board of Directors, and expires ten years after adoption, unless terminated earlier by the Board.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2019 the board of directors approved the grant of 1,146,554 stock options to various contractors and employees. The 2019 granted options had an exercise prices $0.002, expire in ten years, and had vesting periods ranging from immediate vesting to four years.

The total grant date fair value of options granted in 2019 was $1,040.

A summary of our stock option activity for the year ended December 31, 2019, is as follows:

		Weighted	Weighted average
	Number of	Average Exercise	Remaining
	Shares	Price	Contractual Term
Outstanding at December 31, 2018	-	$-	-
Granted	1,146,554	0.002	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2019	1,146,554	$0.002	9.7
Exercisable at December 31, 2019	616,250	$0.002	9.7

Stock-based compensation expense for stock options for the years ended December 31, 2019 and 2018 was $659 and $0, respectively.

As of December 31, 2019, the total estimated remaining stock-based compensation expense for unvested stock options is $381 which is expected to be recognized over a weighted average period of 3.5 years.

The Company estimates the fair value of stock options that contain service and/or performance conditions using the Black-Scholes option pricing model. The range of input assumptions used by the Company were as follows:

December 31, 2019
Expected life (years)	6.25 - 10
Risk-free interest rate	1.68 – 1.79%
Expected volatility	40%
Annual dividend yield	0%

The Company recognizes stock option forfeitures as they occur. The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s stock options.

The expected term of stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

Warrants

In 2019, the Company granted 230,000 warrants to a service provider. The exercise price was $0.01 and is exercisable at the latter of six months following the termination of the agreement or five years. The Company valued the warrants using a Black-Scholes option pricing model using similar inputs to those described for stock options above. The value of the warrants was determined to be negligible.

NOTE 6 – SUBSEQUENT EVENTS

See Note 5 for changes to authorized common and preferred shares.

In March 2020, the 2018 Notes and 2019 Notes totaling approximately $2,340,000 and interest thereon, converted into Series Seed Preferred Stock, resulting in the issuance of 9,638,093 shares.

In March 2020, the SAFEs totaling $20,000 converted into Series Seed Preferred Stock, resulting in the issuance of 43,478 shares.

Starting in March 2020, the Company commenced a Regulation D offering for the sale of Series Seed Preferred Stock. The Company has raised approximately $670,000 through the sale of 1,673,928 shares of Series Seed Preferred Stock. In connection with the offering, the Company also issued 79,072 shares of Series Seed Preferred Stock to a funding intermediary.

The Company has evaluated subsequent events that occurred after December 31, 2019 through July 21, 2020, the issuance date of these consolidated financial statements, and noted no additional events for disclosure.

GATSBY DIGITAL, INC.

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

AS OF JUNE 30, 2020 AND DECEMBER 31, 2019

AND FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(UNAUDITED)

GATSBY DIGITAL, INC.

GATSBY DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2020 AND DECEMBER 31, 2019

(UNAUDITED)

	June 30, 2020	December 31, 2019
Assets:
Current assets
Cash and cash equivalents	$970,493	$1,050,838
Prepaid expenses and other current assets	93,816	38,008
Notes receivable	5,000	-
Total current assets	1,069,309	1,088,846

Other assets	120,000	120,000
Total assets	$1,189,309	$1,208,846

Liabilities and Stockholders' Equity (Deficit):
Current liabilities
Accounts payable	$28,288	$31,212
Accrued liabilities	54,017	76,874
Notes payable, current	47,204	-
Total current liabilities	129,509	108,086

Long term liabilities
Notes payable, net of current portion	59,006	-
Convertible debt, net of discount of $0 and $47,583, respectively	-	2,267,046
Convertible debt - related parties	-	25,000
Simple agreements for future equity (SAFEs) - related parties	-	20,000
Total liabilities	188,515	2,420,132

Commitments and contingencies (Note 4)	-	-

Stockholders' equity (deficit):
Series Seed Preferred Stock, $0.00001 par value; 12,800,000 and 0 shares authorized, 11,434,571 and 0 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	114	-
Common stock, $0.00001 par value; 26,800,000 and 10,000,000 shares authorized, 11,371,614 and 10,745,748 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	113	107
Additional paid-in capital	3,231,641	23,419
Accumulated deficit	(2,231,074)	(1,234,812)
Total stockholders' equity (deficit)	1,000,794	(1,211,286)
Total liabilities and stockholders' equity (deficit)	$1,189,309	$1,208,846

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(UNAUDITED)

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019
Revenues	$-	$-

Operating expenses:
General and administrative	620,432	199,715
Sales and marketing	113,456	10,349
Research and development	191,210	90,262
Total operating expenses	925,098	300,326

Loss from operations	(925,098)	(300,326)

Other income (expense):
Interest expense	(72,854)	(15,183)
Other income (expense)	1,690	-
Total other income (expense)	(71,164)	(15,183)

Net loss	$(996,262)	$(315,509)

Weighted average shares outstanding - basic and diluted	10,871,119	10,745,748
Weighted average net loss per share - basic and diluted	$(0.09)	$(0.03)

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(UNAUDITED)

	Series Seed Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, December 31, 2018	-	$-	10,745,748	$107	$20,100	$(148,888)	$(128,681)

Net loss	-	-	-	-	-	(315,509)	(315,509)
Balance, June 30, 2019 (unaudited)	-	$-	10,745,748	$107	$20,100	$(464,397)	$(444,190)

	Series Seed Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)
Balance, December 31, 2019	-	$-	10,745,748	$107	$23,419	$(1,234,812)	$(1,211,286)

Preferred shares issued for the conversion of convertible notes and SAFEs	9,681,571	97	-	-	2,452,005	-	2,452,102
Preferred shares issued for cash	1,456,536	14	-	-	669,993	-	670,007
Preferred shares issued for services	79,072	1	-	-	(1)	-	-
Preferred share issued for prepaid fees	217,392	2	-	-	99,998	-	100,000
Shares issued for exercise of stock options	-	-	607,250	6	1,209	-	1,215
Shares issued for cash	-		18,616	-	967	-	967
Stock-based compensation	-	-	-	-	53	-	53
Offering costs	-	-	-	-	(16,002)	-	(16,002)
Net loss	-	-	-	-	-	(996,262)	(996,262)
Balance, June 30, 2020 (unaudited)	11,434,571	$114	11,371,614	$113	$3,231,641	$(2,231,074)	$1,000,794

The accompanying notes are an integral part of these consolidated financial statements.

GATSBY DIGITAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(UNAUDITED)

	For the Six Months	For the Six Months
	Ended June 30, 2020	Ended June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,262)	$(315,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of prepaid stock-based compensation	14,285	-
Accretion of debt discount	47,583	-
Stock-based compensation	53	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	24,907	-
Accounts payable	(2,924)	-
Accrued liabilities	69,616	27,447
Net cash used in operating activities	(842,742)	(288,062)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	106,210	-
Proceeds from convertible debt	-	875,000
Proceeds from the sale of common stock	967	-
Proceeds from the sale of preferred stock	670,007	-
Proceeds from the exercise of stock options	1,215	-
Offering costs	(16,002)	-
Net cash provided by financing activities	762,397	875,000

Increase (decrease) in cash and cash equivalents	(80,345)	586,938
Cash and cash equivalents, beginning of period	1,050,838	267,144
Cash and cash equivalents, end of period	$970,493	$854,082

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non cash investing and financing activities:
Preferred shares issued for the conversion of convertible notes and SAFEs	$2,452,102	$-
Preferred shares issued for prepaid services	$100,000	$-

The accompanying notes are an integral part of these Consolidated Financial Statements.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS

Gatsby Digital, Inc., was formed on February 8, 2018 (“Inception”) in the State of Delaware.   The consolidated financial statements of Gatsby Digital, Inc., (which may be referred to as the "Company", "we," "us," or "our" or “Gatsby”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in New York, New York.

Gatsby has built a mobile application to facilitate zero-commission options trading for new and experienced options traders alike. Gatsby cuts through the jargon and makes options trading simple, social and free.

Management Plans

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses from operations and has net cash used in operations since Inception. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through the commencement of revenue generating activities and debt and/or equity financing, including a proposed Regulation A offering and a Regulation D offering described in Note 5. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned operations, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. GAAP. The consolidated financial statements include the accounts of Gatsby Securities, LLC, a wholly-owned subsidy. All significant intercompany accounts and transactions are eliminated upon consolidation.

The accompanying unaudited interim financial statements have been prepared by the Company in accordance with U.S. GAAP. Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these unaudited interim financial statements have been included. Such adjustments consist of normal recurring adjustments. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2019. The results of operations for the six-months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and December 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Simple Agreements for Future Equity (“SAFEs”) are considered a level 3 liability as there are no observable direct or indirect inputs. Based on management’s estimates as of December 31, 2019, the fair value of these instruments is considered to be the carrying value. As discussed in Note 3, all SAFEs were converted during the six months ended June 30, 2020 with no outstanding balances remaining as of June 30, 2020. Management’s estimates are based on the fact that market circumstances have not changed materially since the instruments were originated. Accordingly, there has been no change in valuation during the periods presented.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: changes in technology, competition from larger more well-funded competitors, regulations governing securities trading, and the ability to maintain compliance within a heavily regulated industry. These adverse conditions could affect the Company's financial condition and the results of its operations.

On January 30, 2019 the World Health Organization declared the COVID-19 coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, there has been little disruption to the Company’s operations. The Company is actively monitoring the situation and how it affects the markets in which the Company operates.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Cash and Cash Equivalents

The Company considers all short-term, highly liquid, unrestricted investments with original maturities of three months or less, to be cash equivalents.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

The Company reviews the terms of convertible debt and equity instruments it issues to determine whether there are derivative financial instruments, including an embedded conversion option that is required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where a host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue freestanding warrants that may, depending on their terms, be accounted for as derivative liabilities rather than as equity.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Simple Agreements for Future Equity (“SAFEs”)

The Company has issued several Simple Agreements for Future Equity (“SAFEs”). The Company has accounted for its SAFEs as derivative liabilities under the FASB’s ASC section 815-40 and ASC section 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future product offerings. Research and development costs consist primarily non-capitalizable costs associated with the Company’s application as well as costs incurred during the testing of the Company’s application. These costs are expensed as incurred until the resulting product has been completed, tested, and made ready for commercial use. Research and development costs expensed were $176,925 and $90,262 for the six months ended June 30, 2020 and 2019, respectively.

Stock-Based Compensation

The Company accounts for stock awards issued under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model. Restricted shares are measured based on the fair market value of the underlying stock on the grant date.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statements of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which we incur a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted EPS calculations. For the six months ended June 30, 2020 and 2019, there were 539,304 options and 230,000 warrants and 0 options and 0 warrants excluded, respectively. The Company also has convertible debt and Simple Agreements for Future Equity outstanding, for which the ultimate number of shares for which these instruments will convert into is unknown.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of consolidated financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 for emerging growth companies, with early adoption permitted. The Company has reviewed the provisions of the new standard, but it is not expected to have a significant impact on the Company at the current time.

In June 2016, the FASB issued authoritative guidance regarding Financial Instruments - Credit Losses and has subsequently modified several areas of the standard in order to provide additional clarity and improvements. The new standard requires entities to use a current expected credit loss impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost within the scope of the standard. The entity's estimate would consider relevant information about past events, current condition and reasonably and supportable forecasts, which all result in recognition of lifetime expected credit losses. The Company is evaluating the impact of adopting the new standard to its financial statement and does not expect a material impact.

In December 2019, the FASB issued guidance that simplifies the accounting for income taxes by removing certain exceptions in existing guidance and improves consistency in application by clarifying and amending existing guidance. This guidance is effective for annual periods beginning after December 15, 2020, and interim periods within those annual periods, where the transition method varies depending upon the specific amendment. Early adoption is permitted, including adoption in any interim period. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period, and all amendments must be adopted in the same period. The Company has reviewed the provisions of the new standard, but it is not expected to have a significant impact on the Company.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our consolidated financial statements.

NOTE 3 – DEBT AND OTHER LIABILITIES

Convertible Debts

During 2019 and 2018, to fund operations the Company entered into a series of contingently convertible note agreements with third parties and related parties totaling $1,964,630 and $375,000, respectively.

The 2018 convertible notes (“2018 Notes”) bore interest between 5% and 6%, contained both optional and automatic conversion features, did not allow for prepayment and matured between March and December of 2020. An automatic conversion could be triggered upon a qualified financing, defined as a transaction or series of transactions in which the Company sells Preferred Stock for aggregate proceeds of at least $250,000. In such instance, the notes and interest thereon were convertible at the lesser of: 1) 80% (20% discount) of the price paid per share of the preferred stock in the qualified offering and 2) the price equal to the quotient of $3,000,000 divided by the total number of outstanding shares of the Company immediately prior to the qualified financing on a fully diluted basis. If a qualified financing did not occur prior to the maturity date, then at the option of the holder, the note shall be converted into shares of common stock equal to the quotient of $2,000,000 divided by the aggregate number of outstanding shares of the Company’s common stock on a fully diluted basis on the election date. Of the 2018 Notes, $25,000 was held by a related party.

The 2019 convertible notes (“2019 Notes”) bore interest of 4%, contained both optional and automatic conversion features, did not allow for prepayment and matured between April and August of 2021. An automatic conversion could be triggered upon a qualified financing, defined as a transaction or series of transactions in which the Company sells Preferred Stock for aggregate proceeds of at least $750,000. In such instance, the notes and interest thereon were convertible at the lesser of: 1) 100% of the price paid per share of the preferred stock in the qualified offering and 2) the price equal to the quotient of $6,000,000 divided by the total number of outstanding shares of the Company immediately prior to the qualified financing on a fully diluted basis. The holders of the majority of notes in the series, had the option to convert at the same term as above if the Company sells Preferred Stock in a financing that is not a qualified financing.

Of the 2019 Notes, $64,000 was for the exchange of advisory services, whereby no cash was received, and $57,099 was for commissions due an intermediary funding platform for assisting in raising the 2019 Notes. The 2019 Notes related to advisory services were for services to be rendered over twelve months following the note date. The value of these notes was recorded as a prepaid and are being amortized over the service period. Accordingly, $31,912 and $0 was expensed to general and administrative during the six months ended June 30, 2020 and 2019, respectively, and $5,436 remains in prepaid expenses and other current assets in the accompanying balance sheet as of June 30, 2020. The $57,099 issued to the intermediary funding platform is considered a cost of capital and was being accreted up over the life of the note. Due to the conversion noted below, the remaining discount of $47,583 was fully amortized during the six months ended June 30, 2020.

In March 2020, the 2018 Notes and 2019 Notes and accrued interest thereon were fully converted into 9,638,093 shares of Series Seed Preferred Stock according to their respective conversion terms.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Stated interest expense related to these notes for the six months ended June 30, 2020 and 2019 was $24,953 and $15,183, respectively.

Simple Agreements for Future Equity

On March 1, 2018, the Company assumed $20,000 in SAFE agreements from a related party entity, the proceeds of which were used to commence the Company’s operations. The SAFE’s originated from two related parties.

Under the SAFEs, the funds contributed by the investors would convert to shares of preferred stock in a qualified priced preferred stock financing round of over $250,000, at 100% of the preferred round price.

While the SAFEs remained outstanding, if there was a liquidity event, as defined by the agreements, before expiration or termination of the instrument, the investor would, at its option, either receive a cash payment equal to the purchase amount or automatically receive from the Company a number of shares of common stock equal to the purchase amount divided by the liquidity price if the cash option is not selected.

If the Company dissolves or ceases operations, the SAFE holders, as a class, would have a preferential right to receive cash, up to the amount of their original investments, to the extent such funds are available to be paid. Cash payments to SAFE investors in this situation would hold a preferential position to payments to the holders of Common Stock.

In March 2020, the SAFE’s fully converted into 43,478 shares of Series Seed Preferred Stock according to their conversion terms.

Notes Payable

On April 24, 2020, the Company entered into a Small Business Administration (“SBA”) loan under the Paycheck Protection Program (“PPP”) in the amount of $106,210 with Radius Bank, a member of the Federal Deposit Insurance Corporation. The loan will mature two years from the date it was issued (April 24, 2020) and will accrue interest at a rate of 1% per year. The Paycheck Protection Program Flexibility Act of 2020 authorized the Company to apply for forgiveness of the funds utilized over the course of 24 weeks so long as the full-time equivalent staffing level remains the same (or increases) and that at least 60% of the funds are utilized to pay payroll costs. The Company subsequently applied for loan forgiveness and has received a preliminary opinion from Radius Bank that the Company is eligible for loan forgiveness in the amount of $86,573.28 on July 8, 2020. However, the Company has not yet been granted forgiveness of this amount, and the forgiveness will not granted until a final determination is made that the Company utilized the funds in accordance with defined loan forgiveness guidance issued by the government. No payments on this loan are due for six months from the issuance date. Thereafter, the loan balance must be repaid within 18 months, in monthly installments.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Contractual Obligations

In 2019, the Company entered into an agreement with a third-party Broker/Dealer to act as the Broker/Dealer for the purchase and sale of various securities as specified by the agreement. The agreement has an indefinite life, but can be terminated with 90-day notice. The agreement calls for monthly payments for the greater of $15,000 or the aggregate transaction costs based on the terms specified in the agreement. The agreement also called for a $120,000 deposit which is refundable 30 days after the termination of the agreement, which is included in Other Assets within the accompanying consolidated balance sheet.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Lease

In July 2019, the Company entered into a one-year lease for office space for monthly rent of $2,470. Upon expiration in 2020, the Company renewed the one-year lease with the same terms. Rent expense for the six months ended June 30, 2020 and 2019 was $16,701 and $7,874, respectively.

Cancelled Purchase Agreement

In 2019, the Company entered into an agreement to purchase a third-party broker dealer entity. Under the terms of the agreement, the Company had 30 days to exercise its right to unwind the transactions. Such right was exercised within the specified time period. Prior to cancelling the purchase agreement, the Company had advanced the acquisition target approximately $31,500 for professional and legal services to assist in consummating the transaction. These advances were forgiven up the agreement’s cancelation. As the nature of these advances were related to professional fees procured for the purpose of effectuating this transaction, the amounts advanced were included in general and administrative in the accompanying statements of operations for the six months ended June 30, 2019.

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

Upon Inception, the Company authorized the issuance of 10,000,000 shares of common stock with $0.00001 par value.

In March 2020, the Company authorized an increase to 26,800,000 shares of common stock, $0.00001 par value and 12,800,000 shares of Preferred Stock, $0.00001 par value. All of the Preferred Stock authorized was designated Series Seed Preferred Stock. Preferred stock maintains liquidation preferences at the Series Seed original issue price, prior to common stock and are convertible at any time into common stock at the conversion price or automatically converted upon a firm-commitment underwritten public offering.

Shares Issued for Cash

Starting in March 2020, the Company commenced a Regulation D offering for the sale of Series Seed Preferred Stock. During the six months ended June 30, 2020, the Company has raised approximately $670,000 in gross proceeds through the sale of 1,456,536 shares of Series Seed Preferred Stock. Approximately $16,000 in fees related to the offering were withheld from the proceeds, which were recorded to additional paid-in capital as a cost of the offering.

Shares Issued for Services

In connection with the Regulation D offering noted above, the Company also issued 79,072 shares of Series Seed Preferred Stock to a funding intermediary during the six months ended June 30, 2020. As this is considered a cost of the offering, the value of these shares both increase and decrease additional paid-in capital for a net zero effect.

During the six months ended June 30, 2020, the Company also issued 217,392 shares of Series Seed Preferred Stock to a vendor as a prepayment for fees. The shares were valued at total fair value of $100,000 based on the recent selling price of the Series Seed Preferred Stock. During the six months ended June 30, 2020, the Company amortized $14,285 of the prepaid value to stock-based compensation, with a remaining prepaid balance of $85,715 as of June 30, 2020.

GATSBY DIGITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Stock Options

In 2019, the Board of Directors adopted the Gatsby Digital, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the grant of equity awards to eligible award recipients, including stock options, restricted stock, stock appreciation rights, and restricted stock units to purchase shares of common stock. Up to 1,123,050 shares of common stock were initially authorized under the 2019 Plan. In 2020, the number of authorized shares was increased to 2,623,050. The 2019 Plan is administered by the Board of Directors, and expires ten years after adoption, unless terminated earlier by the Board.

As of June 30, 2020 and December 31, 2019, the Company had 539,304 and 1,146,554 stock options outstanding to various contractors and employees all granted in 2019. The 2019 granted options had an exercise prices $0.002, expire in ten years, and had vesting periods ranging from immediate vesting to four years. During the six months ended June 30, 2020, 607,250 options were exercised at the exercise price of $0.002 per share, for total proceeds received of $1,215.

Stock-based compensation expense for stock options for the six months ended June 30, 2020 and was $53 and $0, respectively. As of June 30, 2020, the total estimated remaining stock-based compensation expense for unvested stock options is $326 which is expected to be recognized over a weighted average period of three years.

Warrants

As of June 30, 2020 and December 31, 2019, the Company has 230,000 warrants outstanding to a service provider. The exercise price is $0.01, and the warrant is exercisable through the latter of six months following the termination of the agreement or five years.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to June 30, 2020, the Company sold an additional 217,392 shares of Series Seed Preferred Stock under the Regulation D offering for total proceeds of $100,000.

The Company has evaluated subsequent events that occurred after June 30, 2020 through September 30, 2020, the issuance date of these consolidated financial statements, and noted no additional events for disclosure.

PART III

INDEX TO EXHIBITS

1.1	Issuer Agreement with SI Securities, LLC*

1.2	Amendment To Issuer Agreement with SI Securities, LLC*

2.1	Form of Amended and Restated Certificate of Incorporation, as amended*

2.2	Amended and Restated Bylaws*

3.1	Investors’ Rights Agreement*

3.2	Form of Warrant to Purchase Common Stock of Gatsby Digital, Inc.*

4.1	Form of Subscription Agreement*

6	Broker Agreement between the Company and ViewTrade Securities, Inc. dated August 22, 2019.*

8.1	Form of Escrow Agreement *

11	Auditor’s Consent

12	Opinion of CrowdCheck Law LLP*

13.1	Offering Page on SeedInvest*

13.2	Company Pitch Deck on SeedInvest Offering Page & Video Transcript*

13.3	SeedInvest – Gatsby Webinar Invite and Transcript (August 27th, 2020)*

13.4	SeedInvest Newsletters with Gatsby Updates*

13.5	SeedInvest Emails to Registered Users re: Gatsby’s Regulation A Offering*

13.6	SeedInvest - Gatsby Campaign Email Updates*

13.7	SeedInvest – Gatsby Webinar Invites (for Webinars on October 1st, 2020 and October 6th, 2020)*

13.8	“Reg A+ Monthly” Webinar – Gatsby Presentation Transcript (October 1st, 2020)*

13.9	SeedInvest – Testing the Waters Materials (October 6, 2020 – October 27, 2020)*

13.10	SeedInvest – Gatsby Campaign Emails and Updates (October 27, 2020 – November 17, 2020)

*Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on, November 17, 2020.

GATSBY DIGITAL, INC.

By	/s/ Ryan Belanger-Saleh
Ryan Belanger-Saleh, Co-Chief Executive Officer
Gatsby Digital, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Ryan Belanger-Saleh
Ryan Belanger-Saleh, Co-Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director
Date: November 17, 2020

/s/ Jeff Myers
Jeff Myers, Co-Chief Executive Officer
Date: November 17, 2020

/s/ Davis Gaynes
Davis Gaynes, Chief Operating Officer
Date: November 17, 2020

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